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                                ACQUISITION AGREEMENT


                                     DATED AS OF


                                    AUGUST 8, 1997


                                     BY AND AMONG


                            HCC INSURANCE HOLDINGS, INC.,

                   SOUTHERN AVIATION INSURANCE UNDERWRITERS, INC.,

                        AVIATION CLAIMS ADMINISTRATORS, INC.,

                                         AND


                                TRUMAN A. THOMAS, III,
                                  DONALD J. BARKER,
                                  ALEXANDER D. HAHN

                                AS THE SHAREHOLDERS OF
                    SOUTHERN AVIATION INSURANCE UNDERWRITERS, INC.

                                         AND

                         AVIATION CLAIMS ADMINISTRATORS, INC.


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
                                  TABLE OF CONTENTS
                                                                          PAGE
ARTICLE I     TRANSFER OF THE SOUTHERN COMMON STOCK
              AND THE ACA COMMON STOCK . . . . . . . . . . . . . . . . .    2
    SECTION 1.1    TRANSFER OF SOUTHERN COMMON STOCK AND ACA COMMON STOCK.  2
    SECTION 1.2    PURCHASE PRICE . . . . . . . . . . . . . . . . . . . .   2
    SECTION 1.3    CLOSING DELIVERIES . . . . . . . . . . . . . . . . . .   2

ARTICLE II    REPRESENTATIONS AND WARRANTIES
              OF SOUTHERN, ACA AND SHAREHOLDERS . . . . . . . . . . . . .   3
    SECTION 2.1    CORPORATE EXISTENCE AND POWER. . . . . . . . . . . . .   3
    SECTION 2.2    AUTHORIZATION. . . . . . . . . . . . . . . . . . . . .   4
    SECTION 2.3    GOVERNMENTAL AUTHORIZATION . . . . . . . . . . . . . .   4
    SECTION 2.4    NON-CONTRAVENTION. . . . . . . . . . . . . . . . . . .   5
    SECTION 2.5    CAPITALIZATION . . . . . . . . . . . . . . . . . . . .   5
    SECTION 2.6    SUBSIDIARIES AND JOINT VENTURES. . . . . . . . . . . .   6
    SECTION 2.7    SOUTHERN FINANCIAL STATEMENTS. . . . . . . . . . . . .   6
    SECTION 2.8    ABSENCE OF CERTAIN CHANGES . . . . . . . . . . . . . .   7
    SECTION 2.9    NO UNDISCLOSED LIABILITIES . . . . . . . . . . . . . .   8
    SECTION 2.10   LITIGATION . . . . . . . . . . . . . . . . . . . . . .   8
    SECTION 2.11   ACCOUNTING MATTERS . . . . . . . . . . . . . . . . . .   9
    SECTION 2.12   TAXES. . . . . . . . . . . . . . . . . . . . . . . . .   9
    SECTION 2.13   EMPLOYEE BENEFIT PLANS, ERISA. . . . . . . . . . . . .  10
    SECTION 2.14   MATERIAL AGREEMENTS. . . . . . . . . . . . . . . . . .  11
    SECTION 2.15   PROPERTIES . . . . . . . . . . . . . . . . . . . . . .  12
    SECTION 2.16   ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . .  12
    SECTION 2.17   LABOR MATTERS. . . . . . . . . . . . . . . . . . . . .  13
    SECTION 2.18   COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . .  13
    SECTION 2.19   TRADEMARKS, TRADENAMES, ETC. . . . . . . . . . . . . .  13
    SECTION 2.20   SALE OF THE COMPANIES. . . . . . . . . . . . . . . . .  14
    SECTION 2.21   BROKER'S FEES. . . . . . . . . . . . . . . . . . . . .  14
    SECTION 2.22   INVESTMENT REPRESENTATION. . . . . . . . . . . . . . .  14

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF HCCH. . . . . . . . . . .  15
    SECTION 3.1    CORPORATE EXISTENCE AND POWER. . . . . . . . . . . . .  15
    SECTION 3.2    CORPORATE AUTHORIZATION. . . . . . . . . . . . . . . .  15
    SECTION 3.3    GOVERNMENTAL AUTHORIZATION . . . . . . . . . . . . . .  15
    SECTION 3.4    NON-CONTRAVENTION. . . . . . . . . . . . . . . . . . .  16
    SECTION 3.5    CAPITALIZATION OF HCCH . . . . . . . . . . . . . . . .  16
    SECTION 3.6    SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . .  17
    SECTION 3.7    SEC FILINGS. . . . . . . . . . . . . . . . . . . . . .  18
    SECTION 3.8    FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . .  18
    SECTION 3.9    ABSENCE OF CERTAIN CHANGES . . . . . . . . . . . . . .  19

                                       i

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                              TABLE OF CONTENTS (CONT.)

                                                                          PAGE

    SECTION 3.10   NO UNDISCLOSED LIABILITIES . . . . . . . . . . . . . .  19
    SECTION 3.11   LITIGATION . . . . . . . . . . . . . . . . . . . . . .  19
    SECTION 3.12   TAXES. . . . . . . . . . . . . . . . . . . . . . . . .  20
    SECTION 3.13   EMPLOYEE BENEFIT PLANS; ERISA. . . . . . . . . . . . .  20
    SECTION 3.14   MATERIAL AGREEMENTS. . . . . . . . . . . . . . . . . .  21
    SECTION 3.15   PROPERTIES . . . . . . . . . . . . . . . . . . . . . .  22
    SECTION 3.16   ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . .  22
    SECTION 3.17   LABOR MATTERS. . . . . . . . . . . . . . . . . . . . .  23
    SECTION 3.18   COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . .  23
    SECTION 3.19   TRADEMARKS, TRADE NAMES, ETC.. . . . . . . . . . . . .  23
    SECTION 3.20   BROKER'S FEES. . . . . . . . . . . . . . . . . . . . .  23

ARTICLE IV    COVENANTS OF SOUTHERN, ACA AND SHAREHOLDERS . . . . . . . .  23
    SECTION 4.1    CONDUCT OF THE COMPANIES . . . . . . . . . . . . . . .  23
    SECTION 4.2    ACCESS TO FINANCIAL AND OPERATIONAL INFORMATION. . . .  25
    SECTION 4.3    OTHER OFFERS . . . . . . . . . . . . . . . . . . . . .  25
    SECTION 4.4    MAINTENANCE OF BUSINESS. . . . . . . . . . . . . . . .  26
    SECTION 4.5    COMPLIANCE WITH OBLIGATIONS. . . . . . . . . . . . . .  26
    SECTION 4.6    NOTICES OF CERTAIN EVENTS. . . . . . . . . . . . . . .  26
    SECTION 4.7    AFFILIATES AGREEMENT . . . . . . . . . . . . . . . . .  27
    SECTION 4.8    NECESSARY CONSENTS . . . . . . . . . . . . . . . . . .  27
    SECTION 4.9    REGULATORY APPROVAL. . . . . . . . . . . . . . . . . .  27
    SECTION 4.10   SATISFACTION OF CONDITIONS PRECEDENT . . . . . . . . .  27

ARTICLE V     COVENANTS OF HCCH . . . . . . . . . . . . . . . . . . . . .  27
    SECTION 5.1    CONDUCT OF HCCH. . . . . . . . . . . . . . . . . . . .  27
    SECTION 5.2    ACCESS TO FINANCIAL AND OPERATION INFORMATION. . . . .  28
    SECTION 5.3    MAINTENANCE OF BUSINESS. . . . . . . . . . . . . . . .  28
    SECTION 5.4    COMPLIANCE WITH OBLIGATIONS. . . . . . . . . . . . . .  28
    SECTION 5.5    NOTICES OF CERTAIN EVENTS. . . . . . . . . . . . . . .  29
    SECTION 5.6    NOTICE TO AFFILIATES . . . . . . . . . . . . . . . . .  29

ARTICLE VI    COVENANTS OF HCCH, THE COMPANIES AND SHAREHOLDERS . . . . .  29
    SECTION 6.1    ADVICE OF CHANGES. . . . . . . . . . . . . . . . . . .  29
    SECTION 6.2    REGULATORY  APPROVALS. . . . . . . . . . . . . . . . .  29
    SECTION 6.3    ACTIONS CONTRARY TO STATED INTENT. . . . . . . . . . .  30
    SECTION 6.4    CERTAIN FILINGS. . . . . . . . . . . . . . . . . . . .  30
    SECTION 6.5    COMMUNICATIONS . . . . . . . . . . . . . . . . . . . .  30
    SECTION 6.6    SATISFACTION OF CONDITIONS PRECEDENT . . . . . . . . .  30

                                       ii

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                              TABLE OF CONTENTS (CONT.)

                                                                          PAGE

    SECTION 6.7    TAX COOPERATION. . . . . . . . . . . . . . . . . . . .  30

ARTICLE VII   CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . .  31
    SECTION 7.1    CONDITIONS TO OBLIGATIONS OF HCCH. . . . . . . . . . .  31
    SECTION 7.2    CONDITIONS TO OBLIGATIONS OF THE COMPANIES AND
                   SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . .  33
    SECTION 7.3    CONDITIONS TO OBLIGATIONS OF EACH PARTY. . . . . . . .  34

ARTICLE VIII  TERMINATION OF AGREEMENT. . . . . . . . . . . . . . . . . .  34
    SECTION 8.1    TERMINATION. . . . . . . . . . . . . . . . . . . . . .  34
    SECTION 8.2    EFFECT OF TERMINATION. . . . . . . . . . . . . . . . .  35

ARTICLE IX    CLOSING MATTERS . . . . . . . . . . . . . . . . . . . . . .  35
    SECTION 9.1    THE CLOSING. . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE X     INDEMNIFICATION AND REMEDIES, CONTINUING COVENANTS. . . . .  36
    SECTION 10.1   AGREEMENT TO INDEMNIFY . . . . . . . . . . . . . . . .  36
    SECTION 10.2   INDEMNIFICATION WITH RESPECT TO TAXES AND ENVIRONMENT.  37
    SECTION 10.3   HCCH AGREEMENT TO INDEMNIFY. . . . . . . . . . . . . .  37
    SECTION 10.4   APPOINTMENT OF REPRESENTATIVE. . . . . . . . . . . . .  38
    SECTION 10.5   SURVIVAL OF REPRESENTATIONS. . . . . . . . . . . . . .  39
    SECTION 10.6   PROCEDURE FOR INDEMNIFICATION; THIRD PARTY CLAIMS. . .  39

ARTICLE XI    POST-CLOSING COVENANTS OF HCCH. . . . . . . . . . . . . . .  40
    SECTION 11.1   LISTING OF HCCH COMMON STOCK.. . . . . . . . . . . . .  40
    SECTION 11.2   EMPLOYEE MATTERS . . . . . . . . . . . . . . . . . . .  40
    SECTION 11.3   PRESIDENCY OF SOUTHERN . . . . . . . . . . . . . . . .  40

ARTICLE XII   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .  40
    SECTION 12.1   FURTHER ASSURANCES.. . . . . . . . . . . . . . . . . .  40
    SECTION 12.2   FEES AND EXPENSES. . . . . . . . . . . . . . . . . . .  41
    SECTION 12.3   NOTICES. . . . . . . . . . . . . . . . . . . . . . . .  41
    SECTION 12.4   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . .  42
    SECTION 12.5   BINDING UPON SUCCESSORS AND ASSIGNS, ASSIGNMENT. . . .  42
    SECTION 12.6   SEVERABILITY . . . . . . . . . . . . . . . . . . . . .  42
    SECTION 12.7   ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . .  42
    SECTION 12.8   AMENDMENT AND WAIVERS. . . . . . . . . . . . . . . . .  42
    SECTION 12.9   NO WAIVER. . . . . . . . . . . . . . . . . . . . . . .  42
    SECTION 12.10  CONSTRUCTION OF AGREEMENT. . . . . . . . . . . . . . .  43

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
                              TABLE OF CONTENTS (CONT.)

                                                                          PAGE

    SECTION 12.11  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . .  43
    SECTION 12.12  NO THIRD PARTY BENEFICIARIES . . . . . . . . . . . . .  43



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

                              ACQUISITION AGREEMENT


    THIS ACQUISITION AGREEMENT (this "Agreement") is entered into as of the 8th day of August, 1997 by and among HCC Insurance Holdings, Inc. ("HCCH"), a Delaware corporation, Southern Aviation Insurance Underwriters, Inc. ("Southern"), an Alabama corporation, Aviation Claims Administrators, Inc., ("ACA"), an Alabama corporation, and Truman A. Thomas, III ("Thomas"), a resident of Alabama, Donald J. Barker, a resident of Alabama, and Alexander
D. Hahn, a resident of Florida, together all of the shareholders of Southern and ACA (individually a "Shareholder" and collectively the "Shareholders"). For purposes of this Agreement, Southern and ACA shall be referred to herein collectively as the "Companies" and individually as a "Company".

                                      RECITALS:

    A. Shareholders own all of the outstanding stock of Southern, a company engaged in the insurance business.

    B. Shareholders also own all of the outstanding stock of ACA, a third party administrator for insurance companies.

    C. HCCH desires to acquire all of the outstanding stock of Southern and ACA for shares of common stock of HCCH (the "HCCH Common Stock") and Shareholders desire to acquire the HCCH Common Stock in exchange for all of their shares in Southern (being all of the outstanding stock of Southern) and ACA (being all of the outstanding stock of ACA) for the consideration and on the terms set forth in this Agreement.

    D. The parties intend for the transactions contemplated by this Agreement to be accounted for as a "pooling-of-interests" for accounting purposes and to qualify as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto do hereby agree as follows:

                                      ARTICLE I

                        TRANSFER OF THE SOUTHERN COMMON STOCK
                               AND THE ACA COMMON STOCK

    SECTION 1.1    TRANSFER OF SOUTHERN COMMON STOCK AND ACA COMMON STOCK.

    (a) Subject to the terms and conditions of this Agreement, at the Closing (hereinafter defined), Shareholders shall transfer and deliver to HCCH, and HCCH shall acquire from Shareholders, all of the outstanding stock of Southern (the "Southern Common Stock").

    (b) Subject to the terms and conditions of this Agreement, at the Closing, Shareholders shall transfer and deliver to HCCH, and HCCH shall acquire from Shareholders, all of the outstanding stock of ACA (the "ACA Common Stock").

    SECTION 1.2    PURCHASE PRICE.

    (a) At the Closing, HCCH shall deliver to Shareholders 225,000 shares of HCCH Common Stock in accordance with the Schedule set forth in Exhibit "A" in exchange for the Shareholders' respective shares in Southern and ACA (the "Share Payment").

    (b) No fractional shares of HCCH Common Stock shall be issued to Shareholders hereunder.

    SECTION 1.3    CLOSING DELIVERIES.

    At the Closing:

    (a)  Shareholders shall deliver to HCCH

         (i) certificates representing the Southern Common Stock, endorsed or transferred to HCCH, which shall transfer to HCCH good and indefeasible title to the Southern Common Stock, free and clear of all encumbrances;

         (ii) certificates representing the ACA Common Stock, endorsed or transferred to HCCH, which shall transfer to HCCH good and indefeasible title to the ACA Common Stock, free and clear of all encumbrances; and

       (iii) such other documents including officer's certificates and opinions of counsel as may be required by this Agreement or reasonably requested by HCCH.

    (b)  HCCH shall deliver to Shareholders

         (i) certificates of HCCH Common Stock representing the amount of the Share Payment to each of the Shareholders as set forth in Exhibit "A". Shareholders agree and acknowledge that such shares of HCCH Common Stock shall be unregistered and, therefore, restricted as to transfer and the share certificates shall bear an appropriate legend as set forth thereon with respect to same; and

         (ii) such other documents including officer's certificates and opinions of counsel, as may be required by this Agreement or reasonably requested by Shareholders.

                                      ARTICLE II

                            REPRESENTATIONS AND WARRANTIES
                          OF SOUTHERN, ACA AND SHAREHOLDERS

    Except as disclosed in a document referring specifically to this Agreement (the "Southern/ ACA Disclosure Schedule") which has been delivered to HCCH on or before the date hereof, each of Southern, ACA and each Shareholder (jointly and severally) represents and warrants to HCCH as set forth below (it being agreed that the disclosure on the Southern/ACA Disclosure Schedule of the existence of any document or fact or circumstance or situation relating to any representations, warranties, covenants or agreements in any section of this Agreement shall be automatically deemed to be disclosure of such document or fact or circumstance or situation for purposes of all other representations, warranties, covenants, and agreements in this Agreement).

    SECTION 2.1 CORPORATE EXISTENCE AND POWER. Each of Southern and ACA is a corporation duly organized, validly existing and in good standing under the laws of Alabama, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals (collectively, "Governmental Authorizations") required to carry on its business as now conducted, except such Governmental Authorizations the failure of which to have obtained would not have a Material Adverse Effect, as hereinafter defined, on the Companies. The Companies have each delivered to HCCH true and complete copies of their Articles of Incorporation or Certificate of Incorporation, as the case may be, and Bylaws as currently in effect. Each of Southern and ACA is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Companies. For purposes of this Agreement, a "Material Adverse Effect," with respect to any person or entity (including without limitation Southern, ACA and HCCH), means a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities), results of operations or prospects of such person or entity and its affiliated companies and subsidiaries and/or parent corporation and/or corporations under the same stock ownership, taken as a whole; and "Material Adverse Change" means a change or a development involving a prospective change which would result in a Material Adverse Effect.

    SECTION 2.2   AUTHORIZATION.

    (a) The execution, delivery and performance by the Companies of this Agreement and the consummation by the Companies of the transactions contemplated hereby and thereby, are within the corporate powers of the Companies and have been duly authorized by all necessary corporate action. This Agreement constitutes, or upon execution will constitute, valid and binding agreements of the Companies, enforceable against the Companies in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

    (b) Each of the Shareholders, severally, represents and warrants that he has full right, power and authority to enter into this Agreement, the Affiliates Agreement (hereinafter defined) to be entered into by him, and each other agreement to be entered into by him in connection with the transactions contemplated hereby and that this Agreement, the Affiliates Agreement, and such other agreements contemplated hereby constitute, or upon execution will constitute, valid and binding agreements of such Shareholder, enforceable against him in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws effecting the enforcement of creditors' rights generally or by general principles of equity.

    SECTION 2.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Companies and each Shareholder of this Agreement, and the consummation of the transactions contemplated hereunder require no action by the Companies or any Shareholder or any filing by them with any governmental body, agency, official or authority other than:

    (a) compliance with any applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder;

    (b) compliance with any applicable foreign or state securities or "blue sky" laws;

    (c) compliance with any requirements of any federal, state, foreign or other insurance or reinsurance or intermediaries or managing general agent laws, including licensing or other related laws;

    (d) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain (i) would not reasonably be expected to have a Material Adverse Effect on the Companies, or (ii) would not materially adversely affect the ability of the Companies, each Shareholder or HCCH to consummate the transactions contemplated hereby and operate their businesses as heretofore operated.

    SECTION 2.4 NON-CONTRAVENTION. The execution, delivery and performance by the Companies and Shareholders of this Agreement and the consummation by the Companies and Shareholders of the transactions contemplated hereby and thereby do not and will not:

    (a)  contravene or conflict with the Companies' charter or bylaws;

    (b) assuming compliance with the matters referred to in Section 2.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Companies or any Shareholder;

    (c) conflict with or result in a breach or violation of, or constitute a default under, or result in a contractual right to cause the termination or cancellation of or loss of a material benefit under, or right to accelerate, any material agreement, contract or other instrument binding upon the Companies or any Shareholder or any material license, franchise, permit or other similar authorization held by the Companies or any Shareholder; or

    (d) result in the creation or imposition of any Lien (as hereinafter defined) on any material asset of the Companies;

except, with respect to clauses (b), (c) and (d) above, for contraventions, defaults, losses, Liens and other matters referred to in such clauses that in the aggregate would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Companies or any Shareholder. For purposes of this Agreement, the term "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

    (e) All of the outstanding capital stock of the Companies owned by the Shareholders directly or indirectly is or will be owned directly or indirectly by the Shareholders free and clear of any material Lien and free of any other material limitation or restriction on its or their rights as owner thereof (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), other than those imposed by applicable law or this Agreement or the Affiliates Agreement. Each Shareholder represents and warrants only as to his or her individual ownership of Southern Common Stock and ACA Common Stock, respectively, for purposes of this Section.

    SECTION 2.5   CAPITALIZATION.

    (a) As of June 30, 1997, the authorized capital stock of Southern was 1,000 shares of common stock, par value $1.00 per share, and 1,000 shares of common stock are issued and outstanding and held by the Shareholders in the percentages as set forth on Exhibit "A". All outstanding shares set forth above have been, or will be prior to the Closing Date, duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. Except as set forth in and as otherwise contemplated by this Agreement, there are outstanding, with respect to Southern, (i) no shares of capital stock or other voting securities, (ii) no securities convertible into or exchangeable for shares of its capital stock or voting securities), (iii) no options or other rights to acquire, and no obligation to issue, any capital stock, voting securities or securities convertible into or exchangeable for its capital stock or other voting securities (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Southern Securities"), (iv) no obligations to repurchase, redeem or otherwise acquire any of Southern Securities and (v) no contractual rights of any person or entity to include any such securities in any registration statement proposed to be filed under the Securities Act.

    (b) As of June 30, 1997, the authorized capital stock of ACA was 1,000 shares of common stock, par value $1.00 per share, and 1,000 shares of common stock are issued and outstanding and held by the Shareholders in the percentages set forth on Exhibit "A". All outstanding shares set forth above have been, or will be prior to the Closing Date, duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. Except as set forth in and as otherwise contemplated by this Agreement, there are outstanding, with respect to ACA, (i) no shares of capital stock or other voting securities, (ii) no securities convertible into or exchangeable for shares of its capital stock or voting securities), (iii) no options or other rights to acquire, and no obligation to issue, any capital stock, voting securities or securities convertible into or exchangeable for its capital stock or other voting securities (the items in clauses (i), (ii) and (iii) being referred to collectively as the "ACA Securities"), (iv) no obligations to repurchase, redeem or otherwise acquire any of ACA Securities and (v) no contractual rights of any person or entity to include any such securities in any registration statement proposed to be filed under the Securities Act.

    SECTION 2.6   SUBSIDIARIES AND JOINT VENTURES.

    (a) For purposes of this Section 2.6, (i) "Subsidiary" means, with respect to any entity, any corporation of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity, and (ii) "Joint Venture" means, with respect to any entity, any corporation or organization (other than such entity and any Subsidiary thereof) of which such entity or any Subsidiary thereof is, directly or indirectly, the beneficial owner of 25% or more of any class of equity securities or equivalent profit participation interest.

    (b) Except as set forth in the Southern/ACA Disclosure Schedule, as of the date hereof, the Companies do not have any Subsidiaries or Joint Ventures which are material to the business of the Companies. The Companies do not own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, Joint Venture or other entity.

    SECTION 2.7 SOUTHERN FINANCIAL STATEMENTS. Southern has delivered to HCCH Southern's audited balance sheets as of December 31, 1996 (the "Balance Sheet Date") and Southern's unaudited income statements for the annual period ended December 31, 1996, (collectively, the "Southern Financial Statements"). ACA has delivered to HCCH ACA's audited balance sheets as of April 30, 1997 and ACA's unaudited income statements for the annual period ended April 30, 1996 (collectively, the "ACA Financial Statements"). The Southern Financial Statements and ACA Financial Statements present fairly in all material respects (except as indicated in the notes thereto), the financial position of the Companies as of the dates thereof and results of operations and cash flows for the periods therein indicated (subject to normal year-end adjustments in the case of any interim financial statements and the absence of certain footnotes in the case of unaudited financial statements). The Companies have no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected, reserved against or disclosed in the Southern Financial Statements and the ACA Financial Statements, except for (i) those that are not required to be reported in accordance with the aforesaid accounting principles; (ii) normal or recurring liabilities incurred since December 31, 1996 in the ordinary course of business or (iii) as disclosed in the Southern/ACA Disclosure Schedule.

    SECTION 2.8 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Southern/ACA Disclosure Schedule, since December 31, 1996, Southern and ACA have in all material respects conducted their business in the ordinary course and there has not been:

    (a) any Material Adverse Change with respect thereto or any event, occurrence or development of a state of circumstances or facts known to the Companies which as of the date hereof could reasonably be expected to have a Material Adverse Effect on the Companies;

    (b) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Companies other than the declaration, setting aside or payment of dividends in accordance with their existing dividend policy or practice, which policy or practice is not inconsistent with past policy or practice;

    (c) any repurchase, redemption or other acquisition by the Companies of any outstanding shares of capital stock or other securities of or other ownership interests in the Companies;

    (d) any amendment of any term of any outstanding securities of the Companies;

    (e) any damage, destruction or other property or casualty loss (whether or not covered by insurance) affecting the business, assets, liabilities, earnings or prospects of the Companies which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Companies;

    (f) any increase in indebtedness for borrowed money or capitalized lease obligations of the Companies, except in the ordinary course of business;

    (g) any sale, assignment, transfer or other disposition of any tangible or intangible asset material to the business of the Companies, except in the ordinary course of business and for a fair and adequate consideration;

    (h) any amendment, termination or waiver by the Companies of any right of substantial value under any agreement, contract or other written commitment to which it is a party or by which it is bound;

    (i) any material reduction in the amounts of coverage provided by existing casualty and liability insurance policies with respect to the business or properties of the Companies;

    (j) any (i) grant of any severance or termination pay to any director, officer or employee of the Companies, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Companies, (iii) any increase in benefits payable under any existing severance or termination pay policies or employment agreements, or (iv) any increase in compensation, bonus or other benefits payable to directors, officers or employees of the Companies, in each case other than in the ordinary course of business consistent with past practice;

    (k) any new or amendment to or alteration of any existing bonus, incentive, compensation, severance, stock option, stock appreciation right, pension, matching gift, profit-sharing, employee stock ownership, retirement, pension group insurance, death benefit, or other fringe benefit plan, arrangement or trust agreement adopted or implemented by the Companies which would result in a material increase in cost;

    (l) any capital expenditures, capital additions or capital improvements incurred or undertaken by the Companies, except in the ordinary course of business; or

    (m) the entering into of any agreement by the Companies or any person on behalf of the Companies to take any of the foregoing actions.

    SECTION 2.9 NO UNDISCLOSED LIABILITIES. There are no liabilities of the Companies of any kind whatsoever that are, individually or in the aggregate, material to the Companies, other than:

    (a) liabilities disclosed or provided for in the respective unaudited financial statements as of and for the fiscal year ended December 31, 1996 (including the notes thereto) of the Companies;

    (b) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1996;

    (c) liabilities under this Agreement or indicated in the Southern/ACA Disclosure Schedule.

    SECTION 2.10 LITIGATION. Except as set forth in the Southern/ACA Disclosure Schedule and other than actions, suits, proceedings, claims or investigation occurring in the ordinary course of business involving respective amounts in controversy of less than $10,000 each and $100,000 in the aggregate, there is no action, suit, proceeding, claim or investigation pending or threatened, against the Companies or any of their assets or against or involving any of their officers, directors or employees in connection with the business or affairs of the Companies, including, without limitation, any such claims for indemnification arising under any agreement to which the Companies are a party. The Companies are not subject, or in default with respect, to any writ, order, judgment, injunction or decree which could, individually or in the aggregate, have a Material Adverse Effect on the Companies.

    SECTION 2.11 ACCOUNTING MATTERS. Except for all actions disclosed to and approved by HCCH, neither the Companies nor any of the Shareholders has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by HCCH or any of its affiliates) would prevent HCCH from accounting for the business combination to be effected by the Agreement as a pooling-of-interests.

    SECTION 2.12  TAXES.

    (a) Each of the Companies (i) has filed when due (taking into account extensions) with the appropriate federal, state, local, foreign and other governmental agencies, all material tax returns, estimates and reports required to be filed by it, (ii) has either paid when due and payable or has established adequate reserves or otherwise accrued on the Southern Financial Statements and the ACA Financial Statements all material federal, state, local or foreign taxes, levies, imposts, duties, licenses and registration fees and charges of any nature whatsoever, and unemployment and social security taxes and income tax withholding, including interest and penalties thereon ("Taxes" or "Tax", as the case may be) and there are no tax deficiencies claimed in writing by any taxing authority and received by the Companies or Shareholders that, in the aggregate, would result in any Tax liability in excess of the amount of the reserves or accruals and (iii) has or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the Closing Date. The Southern/ACA Disclosure Schedule sets forth those tax returns of the Companies (or any predecessor entities) for all periods that currently are the subject of audit by any federal, state, local or foreign taxing authority.

    (b) There are no material taxes, interest, penalties, assessments or deficiencies claimed in writing by any taxing authority and received by the Companies or the Shareholders to be due in respect of any tax returns filed by the Companies (or any predecessor corporations). Neither Company nor any predecessor corporation has executed or filed with the Internal Revenue Service ("IRS") or any other taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes.

    (c) The Companies are not a party to or bound by (or will not prior to the Closing Date become a party to or bound by) any Tax indemnity, Tax sharing or Tax allocation agreement or other similar arrangement. The Companies have not been a member of an affiliated group or filed or been included in a combined, consolidated or unitary tax return.

    SECTION 2.13  EMPLOYEE BENEFIT PLANS, ERISA.

    (a) The Companies are not a party to any oral or written (i) employment, severance, collective bargaining or consulting agreement not terminable on 60 days' or less notice, (ii) agreement with any executive officer or other key employee of the Companies (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Companies of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period longer than one year, or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment, (iii) agreement, plan or arrangement under which any person may receive payments subject to the tax imposed by Section 4999 of the Code, or (iv) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, the benefits of which would be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

    (b) Neither the Companies nor any corporation or other entity which under Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is under common control with the Companies (a "Company ERISA Affiliate") maintains or within the past five years has maintained, contributed to, or been obligated to contribute to, any "Employee Pension Benefit Plan" ("Pension Plan") or any "Employee Welfare Benefit Plan" ("Welfare Plan") as such terms are defined in Sections 3(2) and 3(1) respectively of ERISA, which is subject to ERISA. Each Pension Plan and Welfare Plan disclosed in the Southern/ACA Disclosure Schedule (which Plans have been heretofore delivered to HCCH) and maintained by the Companies have been maintained in all material respects in compliance with their terms and all provisions of ERISA and the Code (including rules and regulations thereunder) applicable thereto.

    (c) No Pension Plan or Welfare Plan is currently subject to an audit or other investigation by the IRS, the Department of Labor (the "DOL"), the Pension Benefit Guaranty Corporation or any other governmental agency or office nor are any such Plans subject to any lawsuits or legal proceedings of any kind or to any material pending disputed claims by employees or beneficiaries covered under any such Plan or by any other parties.

    (d)  No "prohibited transaction," as defined in Section 406 of ERISA or
Section 4975 of the Code, resulting in liability to the Companies or any Company ERISA Affiliate has occurred with respect to any Pension Plan or Welfare Plan. Neither the Companies nor any Shareholder has any knowledge of any breach of fiduciary responsibility under Part 4 of Title I of ERISA which has resulted in liability of the Companies and the Company ERISA Affiliate, any trustee, administrator or fiduciary of any Pension Plan or Welfare Plan.

    (e) Neither the Companies nor any Company ERISA Affiliate, since January 1, 1986, has maintained or contributed to, or been obligated or required to contribute to, a "Multiemployer Plan," as such term is defined in Section 4001(a)(3) of ERISA. Neither the Companies nor any Company ERISA Affiliate has either withdrawn, partially or completely, or instituted steps to withdraw, partially or completely, from any Multiemployer Plan nor has any event occurred which would enable a Multiemployer Plan to give notice of and demand payment of any withdrawal liability with respect to the Companies or any Company ERISA Affiliate.

    (f) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Companies or any Company ERISA Affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(I) or 280G of the Code.

    (g) With respect to the Companies and each Company ERISA Affiliate, the Southern/ACA Disclosure Schedule correctly identifies each material agreement, policy, plan or other arrangement, whether written or oral, express or implied, fixed or contingent, to which the Companies are a party or by which the Companies or any property or asset of the Companies are bound, which is or relates to a pension, option, bonus, deferred compensation, retirement, stock purchase, profit-sharing, severance pay, health, welfare, incentive, vacation, sick leave, medical disability, hospitalization, life or other insurance or fringe benefit plan, policy or arrangement.

    (h) Neither the Companies nor any Company ERISA Affiliate maintains or has maintained or contributed to any Pension Plan that is or was subject to
Section 302 of Title IV of ERISA or Section 412 of the Code. The Companies have made available to HCCH, for each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code, a copy of the most recent determination letter issued by the IRS to the effect that each such Plan is so qualified and that each trust created thereunder is tax exempt under Section 501 of the Code, and the Companies are unaware of any fact or circumstances that would jeopardize the qualified status of each such Pension Plan or the tax exempt status of each trust created thereunder.

    SECTION 2.14  MATERIAL AGREEMENTS.

    (a) The Southern/ACA Disclosure Schedule includes a complete and accurate list of all contracts, agreements, leases (other than Company Property Leases, as hereinafter defined), and instruments to which the Companies are a party or by which it or its properties or assets are bound which individually involve net payments or receipts in excess of $25,000 per annum, inclusive of contracts entered into with customers and suppliers in the ordinary course of business, or that pertain to employment or severance benefits for any officer, director or employee of the Companies, whether written or oral, but exclusive of contracts, agreements, leases and instruments terminable without penalty upon 60 days' or less prior written notice to the other party or parties thereto (the "Material Company Agreements").

    (b) Neither the Companies nor, to the knowledge of the Companies or any Shareholder, any other party is in default under any Material Company Agreement and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of any Material Company Agreement or result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of the Companies, which, in any such case, has had or would reasonably be expected to have a Material Adverse Effect.

    (c) Each such Material Company Agreement is in full force and effect and is valid and legally binding and there are no material unresolved disputes involving or with respect to any Material Company Agreement. No party to a Material Company Agreement has advised the Company or any Shareholder that it intends either to terminate a Material Company Agreement or to refuse to renew a Material Company Agreement upon the expiration of the term thereof.

    (d) No representation or warranty is made that all benefits contemplated in the Material Company Agreements will be received.

    (e) The Companies are not in violation of, or in default with respect to, any term of their Articles or Certificate of Incorporation, as the case may be, or Bylaws.

    SECTION 2.15 PROPERTIES. The Companies own no real estate, and all leases of real property to which the Companies are a party or by which they are bound ("the Company Property Leases") are in full force and effect.
There exists no default under such Company Property Leases, nor any event which with notice or lapse of time or both would constitute a default thereunder, which default would have a Material Adverse Effect. All of the properties and assets which are owned by the Companies are owned by the Companies free and clear of any Lien, except for Liens which do not have a Material Adverse Effect. The Companies have good and indefeasible title with respect to such owned properties and assets subject to no Liens, other than those permitted under this Section 2.15, to all of the properties and assets necessary for the conduct of their business other than to the extent that the failure to have such title would not have a Material Adverse Effect.

    SECTION 2.16  ENVIRONMENTAL MATTERS.

    (a) For the purposes of this Agreement, the following terms have the following meanings:

         "Environmental Laws" shall mean any and all federal, state, local and foreign statutes, laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances (as hereinafter defined) or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "Environmental Liabilities" shall mean all liabilities, whether vested or unvested, contingent or fixed, actual or potential, which (i) arise under or relate to Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing.

         "Hazardous Substances" shall mean any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "Regulated Activity" shall mean any generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Substances.

    (b) No notice, notification, demand, request for information, citation, summons, complaint or order has been received, no complaint has been filed, no penalty has been assessed and, to the knowledge of the Companies and the Shareholders, no investigation or review is pending, or has been threatened by any governmental entity or other party with respect to any (i) alleged violation of any Environmental Law, (ii) alleged failure to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or
(iii) Regulated Activity.

    (c) The Companies have no material Environmental Liabilities and there has been no release of Hazardous Substances into the environment by the Companies or with respect to any of their properties which has had, or would reasonably be expected to have, a Material Adverse Effect.

    SECTION 2.17 LABOR MATTERS. The Companies are not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Companies, and the Companies do not know of any activities or proceedings of any labor union to organize any such employees.

    SECTION 2.18 COMPLIANCE WITH LAWS. Except for violations which do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Companies are not in violation of, and have not violated, any applicable provisions of any laws, statutes, ordinances or regulations or any term of any judgment, decree, injunction or order binding against it.

    SECTION 2.19 TRADEMARKS, TRADENAMES, ETC. The Companies own or possess, or hold a valid right or license to use, all intellectual property, patents, trademarks, trade names, service marks, copyrights and licenses (collectively "Intellectual Property"), and all rights with respect to the foregoing, necessary for the conduct of their business as now conducted, without any known conflict with the rights of others. The Southern/ACA Disclosure Schedule lists all Intellectual Property owned, possessed or held by the Companies.

    SECTION 2.20 SALE OF THE COMPANIES. Except as contemplated by this Agreement, there are currently no discussions to which the Companies or Shareholders are a party relating to (a) the sale of any material portion of its assets, (b) any merger, consolidation, liquidation, dissolution or similar transaction involving the Companies whereby the Companies will issue any securities or for which the Companies are required to obtain the approval of their shareholders, or (c) the sale of the Southern Common Stock or ACA Common Stock.

    SECTION 2.21 BROKER'S FEES. Neither the Companies, any Shareholder nor anyone acting on the behalf or at the request thereof has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

    SECTION 2.22 INVESTMENT REPRESENTATION. The shares of HCCH Common Stock to be acquired by the Shareholders pursuant to this Agreement will be acquired solely for the account of such Shareholders, for investment purposes only and not with a view to the distribution thereof. The Shareholders are not participating, directly or indirectly, in any distribution or transfer of such HCCH Common Stock, nor are they participating, directly or indirectly, in underwriting any such distribution of HCCH Common Stock within the meaning of the Securities Act. Each Shareholder has such knowledge and experience in business matters that he is capable of evaluating the merits and risks of an investment in HCCH and the acquisition of the shares of HCCH Common Stock, and he is making an informed investment decision with respect thereto. The Shareholders have been informed by HCCH that the shares of HCCH Common Stock to be issued pursuant to this Agreement and the documents to be executed in connection herewith will not be registered under the Securities Act at the time of their issuance and may not be transferred, assigned or otherwise disposed of absent registration under the Securities Act or availability of an appropriate exemption therefrom. The Shareholders have further been informed that HCCH will be under no obligation to register the shares of HCCH Common Stock under the Securities Act or to take any steps to assist the Shareholders to comply with any applicable exemption under the Securities Act with respect to the shares of HCCH Common Stock.

    Provided, however, the foregoing provisions of Article II are limited in the following respect: the representations and warranties made hereunder by the Shareholders are made based on each such Shareholder's current, actual knowledge after having conducted an investigation.

                                     ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF HCCH

    Except as disclosed in a document referring specifically to this Agreement or in a document, exhibit, or appendix filed with the Securities and Exchange Commission ("SEC") which has been filed on or before the date hereof, (collectively referred to herein as the "HCCH Disclosure Schedule") which have been made available to the Companies or any of the Shareholders on or before the date hereof, HCCH represents and warrants to the Companies and Shareholders as set forth below (it being agreed that the disclosure on the HCCH Disclosure Schedule of the existence of any document or fact or circumstance or situation relating to any representations, warranties, covenants or agreements in any section of this Agreement shall be automatically deemed to be disclosure of such document or fact or circumstance or situation for purposes of all other representations, warranties, covenants and agreements in this Agreement):

    SECTION 3.1 CORPORATE EXISTENCE AND POWER. HCCH is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. HCCH has all corporate powers and all material Governmental Authorizations required to carry on its business as now conducted, except such Governmental Authorizations the failure of which to have obtained would not have a Material Adverse Effect on HCCH. HCCH is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on HCCH. HCCH has delivered to the Companies true and complete copies of HCCH's Certificate of Incorporation and Bylaws as currently in effect.

    SECTION 3.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by HCCH of this Agreement and the consummation by HCCH of the transactions contemplated hereby are within the corporate powers of HCCH and have been duly authorized by all necessary corporate action. This Agreement constitutes or upon execution will constitute, a valid and binding agreement of HCCH enforceable against HCCH in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

    SECTION 3.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by HCCH of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

    (a) compliance with any applicable requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder;

    (b) compliance with any applicable requirements of the Securities Act and the rules and regulations promulgated thereunder;

    (c) compliance with any applicable foreign or state securities or "blue sky" laws and the rules and regulations of the NYSE;

    (d) compliance with any applicable requirements of any insurance regulatory agency having authority over HCCH; and

    (e) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain (i) would not reasonably be expected to have a Material Adverse Effect on HCCH or (ii) would not materially adversely affect the ability of the Companies or HCCH to consummate the transactions contemplated hereby and operate their businesses as heretofore operated.

    SECTION 3.4 NON-CONTRAVENTION. The execution, delivery and performance by HCCH of this Agreement and the consummation by HCCH of the transactions contemplated hereby and thereby do not and will not:

    (a) contravene or conflict with the Certificate of Incorporation or Bylaws of HCCH;

    (b) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to HCCH;

    (c) conflict with or result in a breach or violation of, or constitute a default under, or result in a contractual right to cause the termination or cancellation of or loss of a material benefit under, or right to accelerate, any material agreement, contract or other instrument binding upon HCCH or any material license, franchise, permit or other similar authorization held by HCCH; or

    (d) result in the creation or imposition of any Lien on any material asset of HCCH,

except, with respect to clauses (b), (c) and (d) above, for contraventions, defaults, losses, Liens and other matters referred to in such clauses that in the aggregate would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on HCCH.

    SECTION 3.5  CAPITALIZATION OF HCCH.

    (a) The authorized capital stock of HCCH consists of 100,000,000 shares of HCCH Common Stock. As of March 31, 1997, there were 36,168,185 shares of HCCH Common Stock issued and outstanding. All outstanding shares of HCCH Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. Except as set forth in this Section and as otherwise contemplated by this Agreement and except as disclosed in public filings made by HCCH with the SEC prior to the Closing Date or pursuant to publicly disseminated policy releases, or on the HCCH Disclosure Schedule and except for changes since March 31, 1997 resulting from the exercise of employee and director stock options, or resulting from other mergers, acquisitions or purchases, there are outstanding (i) no shares of capital stock or other voting securities of HCCH, (ii) no securities of HCCH convertible into or exchangeable for shares of capital stock or voting securities of HCCH and
(iii) no options or other rights to acquire from HCCH, and no obligation of HCCH to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of HCCH (the items in clauses (i), (ii) and (iii) being referred to collectively as the "HCCH Securities"). There are no outstanding obligations of HCCH or any of its Subsidiaries to repurchase, redeem or otherwise acquire any HCCH Securities.

    (b) All shares of HCCH Common Stock issued to Shareholders shall, upon issuance, be fully paid, validly issued and nonassessable.

    SECTION 3.6  SUBSIDIARIES.

    (a) Each HCCH Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material Governmental Authorizations required to carry on its business as now conducted, except such Governmental Authorizations the failure of which to have obtained would not have a Material Adverse Effect on HCCH, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by HCCH, or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on HCCH. All Subsidiaries and Joint Ventures material to the business of HCCH ("Material HCCH Subsidiaries") and their respective jurisdictions of incorporation or organization and HCCH's ownership interest therein are identified in the HCCH Disclosure Schedule. Other than its investments in its Subsidiaries and Joint Ventures, and shares of stock in publicly held companies aggregating less than 10% of such public company's outstanding stock, HCCH does not own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, Joint Venture or other entity.

    (b) All of the outstanding capital stock of, or other ownership interests in, each Material HCCH Subsidiary that is owned by HCCH, is owned by HCCH, directly or indirectly, free and clear of any material Lien and free of any other material limitation or restriction on its rights as owner thereof (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), other than those imposed by applicable law. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities or equity interests (collectively, "HCCH Subsidiary Securities") of any HCCH Subsidiary.

    SECTION 3.7  SEC FILINGS.

    (a) HCCH has since October 28, 1992 filed all forms, proxy statements, schedules, reports and other documents required to be filed by it with the SEC pursuant to the Exchange Act.

    (b) HCCH has made available, and will promptly make available in the case of any of the following filed with the SEC on or after the date hereof and prior to the Closing Date, to the Shareholders:

         (i) its annual reports on Form 10-K for its fiscal years ended December 31, 1996, 1995 and 1994;

         (ii) any current reports on Form 8-K since January 1, 1997 and its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of HCCH held since January 1, 1997; and

         (iii) all of its other reports, including reports on Form 10-Q, statements, schedules and registration statements filed with the SEC since December 31, 1996. None of HCCH's Subsidiaries is required to file any forms, reports or other documents with the SEC.

    (c) As of its filing date, no such report or statement filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

    (d) No registration statement filed pursuant to the Securities Act, if declared effective by the SEC, as of the date such statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

    SECTION 3.8 FINANCIAL STATEMENTS. The audited consolidated financial statements of HCCH included in its annual reports on Form 10-K and the unaudited financial statements of HCCH included in its quarterly reports on Form 10-Q referred to in Section 3.7 present fairly, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of HCCH and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any interim financial statements). For purposes of this Agreement, "HCCH Balance Sheet" means the consolidated balance sheet of HCCH as of December 31, 1996, and the notes thereto, contained in HCCH's annual report on Form 10-K filed with the SEC, and "HCCH Balance Sheet Date" means December 31, 1996.

    SECTION 3.9 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the HCCH Disclosure Schedule, since the HCCH Balance Sheet Date, HCCH and each of its Subsidiaries have in all material respects conducted their business in the ordinary course and there has not been:

    (a) any Material Adverse Change with respect to HCCH or any event, occurrence or development of a state of circumstances or facts known to HCCH, which as of the date hereof could reasonably be expected to have a Material Adverse Effect on HCCH;

    (b)  any amendment of any material term of any outstanding HCCH
Securities;

    (c) any action by HCCH or, to HCCH's knowledge, any affiliate of HCCH which would preclude the ability of HCCH to account for the business combination to be effected hereunder as a pooling-of-interests under generally accepted accounting principles; or

    (d) the entering into of any agreement by HCCH or any person on behalf of HCCH to take any of the foregoing actions.

    SECTION 3.10 NO UNDISCLOSED LIABILITIES. There are no liabilities of HCCH or any of its Subsidiaries of any kind whatsoever that are, individually or in the aggregate, material to HCCH and its Subsidiaries, taken as a whole, other than:

    (a) liabilities disclosed or provided for in the HCCH Balance Sheet (including the notes thereto);

    (b) liabilities incurred in the ordinary course of business consistent with past practice since the HCCH Balance Sheet Date; and

    (c) liabilities under this Agreement or as indicated in the HCCH Disclosure Schedule.

    SECTION 3.11 LITIGATION. Other than actions, suits, proceedings, claims or investigations occurring in the ordinary course of business or such actions, suits, proceedings, claims or investigations involving respective amounts in controversy of less than $1,000,000 each, there is no action, suit, proceeding, claim or investigation pending or, to the knowledge of HCCH, overtly threatened, against HCCH or any of its Subsidiaries or any of their assets or against or involving any of its officers, directors or employees in connection with the business or affairs of HCCH, including, without limitation, any such claims for indemnification arising under any agreement to which HCCH or any of its Subsidiaries is a party, which could, individually or in the aggregate, have a Material Adverse Effect on HCCH. HCCH and each of its Subsidiaries are not subject to or in default with respect to any writ, order, judgment, injunction or decree which could, individually or in the aggregate, have a Material Adverse Effect on HCCH.

    SECTION 3.12 TAXES.

    (a) HCCH and each of its Subsidiaries (i) has filed when due (taking into account extensions) with the appropriate federal, state, local, foreign and other governmental agencies, all material tax returns, estimates and reports required to be filed by it, (ii) either paid when due and payable or established adequate reserves or otherwise accrued on the HCCH Balance Sheet all material Taxes, and there are no tax deficiencies claimed in writing by any taxing authority and received by HCCH that, in the aggregate, would result in any Tax liability in excess of the amount of the reserves or accruals, and (iii) has or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the Closing. The HCCH Disclosure Schedule sets forth those tax returns of HCCH (or any predecessor entities) for all periods that currently are the subject of audit by any federal, state, local or foreign taxing authority.

    (b) There are no material taxes, interest, penalties, assessments or deficiencies claimed in writing by any taxing authority and received by HCCH or any of its Subsidiaries to be due in respect of any tax returns filed by HCCH (or any predecessor corporations) or any of its Subsidiaries. Neither HCCH nor any predecessor corporation, nor any of their respective Subsidiaries, has executed or filed with the IRS or any other taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes.

    (c) HCCH is not a party to or bound by (or will prior to the Closing Date become a party to or bound by) any Tax indemnity, Tax sharing or Tax allocation agreement or other similar arrangement which includes a party other than HCCH and its Subsidiaries. Neither HCCH nor any of its Subsidiaries has been a member of an affiliated group other than one of which HCCH was the common parent, or filed or been included in a combined, consolidated or unitary tax return other than one filed by HCCH (or a return for a group consisting solely of its Subsidiaries and predecessors).

    SECTION 3.13 EMPLOYEE BENEFIT PLANS; ERISA.

    (a) Neither HCCH nor any corporation or other entity which under Section 4001(b) of ERISA is under common control with HCCH (an "HCCH ERISA Affiliate") maintains or within the past five years has maintained, contributed to, or been obligated to contribute to, any Pension Plan or any Welfare Plan which is subject to ERISA. Each Pension Plan and Welfare Plan disclosed in the HCCH Disclosure Schedule (which Plans have been heretofore delivered to the Companies) and maintained by HCCH has been maintained in all material respects in compliance with their terms and all provisions of ERISA and the Code (including rules and regulations thereunder) applicable thereto.

    (b) Neither HCCH nor any HCCH ERISA Affiliate maintains or has maintained or contributed to any Pension Plan that is or was subject to
Section 302 or Title IV of ERISA or

Section 412 of the Code. HCCH has made available to the Companies for each Pension Plan which is intended to be "qualified" within the meaning of
Section 401(a) of the Code, a copy of the most recent determination letter issued by the IRS to the effect that each such Plan is so qualified and that each trust created thereunder is tax exempt under Section 501 of the Code, and HCCH is unaware of any fact or circumstances that would jeopardize the qualified status of each such Pension Plan or the tax exempt status of each trust created thereunder.

    (c) To the knowledge of HCCH, no Pension Plan or Welfare Plan is currently subject to an audit or other investigation by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or office nor are any such Plans subject to any lawsuits or legal proceedings of any kind or to any material pending disputed claims by employees or beneficiaries covered under any such Plan or by any other parties.

    (d)  No "prohibited transaction," as defined in Section 406 of ERISA or
Section 4975 of the Code, resulting in liability to HCCH or any HCCH ERISA Affiliate has occurred with respect to any Pension Plan or Welfare Plan. HCCH has no knowledge of any breach of fiduciary responsibility under Part 4 of Title I of ERISA which has resulted in liability of HCCH, any HCCH ERISA Affiliate, any trustee, administrator or fiduciary of any Pension Plan or Welfare Plan.

    (e) Neither HCCH nor any HCCH ERISA Affiliate, since January 1, 1986, has maintained or contributed to, or been obligated or required to contribute to, a "Multiemployer Plan," as such term is defined in Section 4001(a)(3) of ERISA. Neither HCCH nor any HCCH ERISA Affiliate has either withdrawn, partially or completely, or instituted steps to withdraw, partially or completely, from any Multiemployer Plan nor has any event occurred which would enable a Multiemployer Plan to give notice of and demand payment of any withdrawal liability with respect to HCCH or any HCCH ERISA Affiliate.

    (f) With respect to HCCH and each HCCH ERISA Affiliate, the HCCH Disclosure Schedule correctly identifies each material agreement, policy, plan or other arrangement, whether written or oral, express or implied, fixed or contingent, to which HCCH is a party or by which HCCH or any property or asset of HCCH is bound, which is or relates to a pension, option, bonus, deferred compensation, retirement, stock purchase, profit-sharing, severance pay, health, welfare, incentive, vacation, sick leave, medical disability, hospitalization, life or other insurance or fringe benefit plan, policy or arrangement.

    SECTION 3.14 MATERIAL AGREEMENTS.

    (a) The HCCH Disclosure Schedule or its filings with the SEC includes a complete and accurate list of all contracts, agreements, leases (other than HCCH Property Leases, as hereinafter defined) and instruments to which HCCH or any of its Subsidiaries is a party or by which it or its properties or assets are bound which individually involve net payments or receipts in excess of $10,000,000 per annum, inclusive of contracts that pertain to employment or severance benefits for any officer, director or employee of HCCH, whether written or oral, but exclusive of contracts entered into with customers and suppliers in the ordinary course of business or contracts, agreements, leases and instruments terminable without penalty by HCCH upon 60 days or less prior written notice to the other party or parties thereto (the "Material HCCH Agreements").

    (b) Neither HCCH, any HCCH Subsidiary, nor, to the knowledge of HCCH, any other party is in default under any Material HCCH Agreement and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of any Material HCCH Agreement or result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of HCCH which, in any such case, has had or would reasonably be expected to have a Material Adverse Effect on HCCH.

    (c) Each such Material HCCH Agreement is in full force and effect and is valid and legally binding and there are no material unresolved disputes involving or with respect to any Material HCCH Agreement. No party to a Material HCCH Agreement has advised HCCH or any of its Subsidiaries that it intends either to terminate a Material HCCH Agreement or to refuse to renew a Material HCCH Agreement upon the expiration of the term thereof.

    (d) Each of HCCH and each HCCH Subsidiary is not in violation of, or in default with respect to, any term of its Certificate of Incorporation or Bylaws.

    SECTION 3.15 PROPERTIES. To the knowledge of HCCH, all leases of real property to which HCCH or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound ("HCCH Property Leases") which are material to the business of HCCH and its Subsidiaries taken as a whole are in full force and effect. To the knowledge of HCCH, there exists no default under such HCCH Property Leases, nor any event which with notice or lapse of time or both would constitute a default thereunder by HCCH or any of its Subsidiaries, which default would have a Material Adverse Effect on HCCH.
All of the properties and assets which are owned by HCCH and each of its Subsidiaries are owned by each of them, respectively, free and clear of any Lien, except for Liens which do not have a Material Adverse Effect on HCCH. HCCH and each of its Subsidiaries have good and indefeasible title with respect to such owned properties and assets subject to no Liens, other than those permitted under this Section 3.15, to all of the properties and assets necessary for the conduct of their business other than to the extent that the failure to have such title would not have a Material Adverse Effect on HCCH.

    SECTION 3.16 ENVIRONMENTAL MATTERS.

    (a) No notice, notification, demand, request for information, citation, summons, complaint or order has been received, no complaint has been filed, no penalty has been assessed and, to the knowledge of HCCH, no investigation or review is pending, or to HCCH's knowledge, has been threatened by any governmental entity or other party with respect to any (i) alleged violation by HCCH or any of its Subsidiaries of any Environmental Law, (ii) alleged failure by HCCH or any such Subsidiary to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (iii) Regulated Activity.

    (b) Neither HCCH nor any of its Subsidiaries has any material Environmental Liabilities and there has been no release of Hazardous Substances into the environment by HCCH or any such Subsidiary or with respect to any of their respective properties which has had, or would be reasonably expected to have, a Material Adverse Effect on HCCH.

    SECTION 3.17 LABOR MATTERS.   HCCH is not a party to any collective
bargaining agreement or other labor union contract applicable to persons employed by HCCH, nor do the executive officers of HCCH know of any activities or proceedings of any labor union to organize any such employees.

    SECTION 3.18 COMPLIANCE WITH LAWS. Except for violations which do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on HCCH, neither HCCH nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations or any term of any judgment, decree, injunction or order binding against it.

    SECTION 3.19 TRADEMARKS, TRADE NAMES, ETC. HCCH owns or possesses, or holds a valid right or license to use, all intellectual property, patents, trademarks, trade names, service marks, copyrights and licenses, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without any known conflict with the rights of others.

    SECTION 3.20 BROKER'S FEES.   Neither HCCH nor anyone acting on the
behalf or at the request thereof has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

                                      ARTICLE IV

                     COVENANTS OF SOUTHERN, ACA AND SHAREHOLDERS

    From the date hereof until the occurrence of the earlier of (i) the Closing or (ii) termination of this Agreement pursuant to Section 8.1 hereof,
(a) the Companies and each Shareholder agrees, except as otherwise permitted with the written consent of HCCH, that:

    SECTION 4.1 CONDUCT OF THE COMPANIES. The Companies shall in all material respects conduct their business in the ordinary course. Without limiting the generality of the foregoing, from the date hereof until the Closing, except as contemplated by this Agreement:

    (a) The Companies will not adopt or propose any change in their Articles or Certificate of Incorporation or Bylaws;

    (b) The Companies will not enter into or amend any employment agreements (oral or written) or increase the compensation payable or to become payable by them to any of their officers, directors, or consultants over the amount payable as of December 31, 1996, or increase the compensation payable to any other employees (other than (i) increases in the ordinary course of business which are not in the aggregate material to the Companies, or (ii) pursuant to plans disclosed in the Southern/ACA Disclosure Schedule), or adopt or amend any employee benefit plan or arrangement (oral or written);

    (c) Southern will not issue any Southern Securities and ACA will not issue any ACA Securities;

    (d) The Companies will keep in full force and effect any existing directors' and officers' liability insurance and will not modify or reduce the coverage thereunder;

    (e) The Companies will not pay any dividends or make any other distributions to holders of its capital stock nor redeem or otherwise acquire any Southern Securities or ACA Securities;

    (f) The Companies will not, directly or indirectly, dispose of or acquire any material properties or assets except in the ordinary course of business;

    (g) The Companies will not incur any additional indebtedness for borrowed money except pursuant to existing arrangements which have been disclosed to HCCH prior to the date hereof;

    (h) The Companies will not amend or change the period of exercisability or accelerate the exercisability of any outstanding options or warrants to acquire shares of capital stock, or accelerate, amend or change the vesting period of any outstanding restricted stock;

    (i) The Companies and each Shareholder will not knowingly take any action, other than those which have been disclosed to and approved by HCCH, that would prevent the accounting for the business combination to be effected hereunder as a pooling-of-interests;

    (j) The Companies and each of the Shareholders will not, directly or indirectly, agree or commit to do any of the foregoing; and

    (k) The Companies will not (i) change accounting methods except as necessitated by changes which the Companies are required to make in order to prepare their federal, state and local tax returns; (ii) amend or terminate any contract, agreement or license to which they are a party (except pursuant to arrangements previously disclosed in writing to HCCH or disclosed in the Southern/ACA Disclosure Schedule) except those amended or terminated in the ordinary course of business, consistent with past practices, or involving changes which are not materially adverse in amount or effect to the Companies; (iii) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practices, and which are not material in amount to the Companies, which travel and expenses shall be documented by receipts for the claimed amounts; (iv) enter into any guarantee or suretyship for any obligation except for the endorsements of checks and other negotiable instruments in ordinary course of business, consistent with past practice;
(v) waive or release any material right or claim except in the ordinary course of business, consistent with past practice; (vi) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, stock appreciation rights or other commitments to issue shares of capital stock, or take any action other than this transaction to accelerate the vesting of any outstanding option or other security (except pursuant to existing arrangements disclosed in writing to HCCH before the date of this Agreement); (vii) merge, consolidate or reorganize with or acquire any entity; (viii) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to HCCH for its review prior to such agreement or filing; and (ix) terminate the employment of any key executive employee.

    SECTION 4.2 ACCESS TO FINANCIAL AND OPERATIONAL INFORMATION. The Companies and the Shareholders will give HCCH, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to their offices, properties, books and records, will furnish to HCCH, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data as such persons may reasonably request and will instruct their employees, counsel and financial advisors to cooperate with HCCH in its investigation of the business of the Companies and in the planning for the combination of the businesses of the Companies and HCCH following the consummation of the transactions contemplated in this Agreement; PROVIDED that no investigation pursuant to this Section shall affect any representation or warranty given hereunder. In addition, following the public announcement of this Agreement or the transactions contemplated hereby, the Companies will cooperate in arranging joint meetings among representatives of the Companies and HCCH and persons with whom they maintain business relationships. All requests for information made pursuant to this Section shall be directed to Thomas or such person as may be designated by him in writing. All information conveyed pursuant to this Section 5.3 shall be governed by the Confidentiality Agreement between HCCH and Southern (the "Confidentiality Agreement").

    SECTION 4.3   OTHER OFFERS.

    (a) The Companies and each of the Shareholders will not, and will use their best efforts to cause, where applicable, their respective officers, directors, employees or other agents and affiliates not to, directly or indirectly, (i) take any action to solicit, initiate or discuss any Acquisition Proposal (as hereinafter defined), or (ii) engage in negotiations with, or disclose any nonpublic information relating to, the Companies or afford access to the properties, books or records of the Companies to, any person or entity that may be considering making, or has made, an Acquisition Proposal. To the extent that the Companies or any of their respective officers, directors, employees or other agents, or Thomas is currently involved in any discussions with respect to any Acquisition Proposal or contemplated or proposed Acquisition Proposal, the Companies and Thomas shall terminate, and shall use their best efforts to cause, where applicable, their respective officers, directors, employees or other agents to terminate, such discussions immediately. The term "Acquisition Proposal" as used herein means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Companies or the acquisition of any equity interest in, or a substantial portion of the assets of, the Companies other than the transactions contemplated by this Agreement.

    (b) Subject to their fiduciary duties, the Board of Directors of the Companies and each Shareholder shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to HCCH, the approval or recommendation by such Board of Directors or Shareholder, of this Agreement or the other documents or transactions contemplated hereby, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal (other than an Acquisition Proposal made by HCCH or an affiliate of HCCH) or
(iii) approve or authorize the entering into any agreement with respect to any Acquisition Proposal.

    SECTION 4.4 MAINTENANCE OF BUSINESS. The Companies will use their reasonable best efforts to carry on their respective business, keep available the services of its respective officers and employees and preserve their relationships with those of their customers, agents, suppliers, licensors and others having business relationships with them that are material to their business in substantially the same manner as they have prior to the date hereof. If the Companies become aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any customers, supplier, licensor or others having business relationships with them, they will promptly in writing bring such information to the attention of the HCCH in writing.

    SECTION 4.5 COMPLIANCE WITH OBLIGATIONS. The Companies shall use their reasonable best efforts to comply in all material respects with (i) all applicable federal, state, local and foreign laws, rules and regulations,
(ii) all material agreements and obligations, including their respective charter and bylaws, by which they, their properties or their assets may be bound, and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to the Companies and their properties or assets.

    SECTION 4.6 NOTICES OF CERTAIN EVENTS. The Companies shall, upon obtaining knowledge of any of the following, promptly notify HCCH of:

    (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with this Agreement;

    (b) any notice or other communication from any governmental or regulatory agency or authority in connection with this Agreement; and

    (c) any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against the Companies which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or which relate to the consummation of the transactions contemplated by this Agreement.

    SECTION 4.7 AFFILIATES AGREEMENT. To facilitate the treatment of the transactions hereunder for accounting purposes as a pooling-of-interests, each Shareholder shall deliver to HCCH simultaneously with the execution of this Agreement, a written agreement (the "Affiliates Agreement") from each Shareholder and from each "affiliate" (as that term is used in Rule 144 or 145 under the Securities Act) in form and substance reasonably satisfactory to HCCH relating to their intent to hold any HCCH Common Stock acquired pursuant to this Agreement for investment purposes.

    SECTION 4.8 NECESSARY CONSENTS. The Companies and each Shareholder shall use their reasonable best efforts to obtain such written consent and take such other actions as may be necessary or appropriate for the Companies to facilitate and allow the consummation of the transactions provided for herein and to facilitate and allow HCCH to carry on the acquired business after the Closing Date (as defined in Section 9.1 hereof).

    SECTION 4.9 REGULATORY APPROVAL. The Companies and, where required pursuant to the rules or regulations of any regulatory agency, all Shareholders will execute and file, or join in the execution and filing, with any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, or which HCCH may reasonably request, in connection with the consummation of the transaction provided for in this Agreement. The Companies and Shareholders will use reasonable best efforts to obtain or assist HCCH in obtaining all such authorizations, approvals and consents.

    SECTION 4.10 SATISFACTION OF CONDITIONS PRECEDENT. The Companies and each Shareholder shall use their reasonable best efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

                                      ARTICLE V

                                  COVENANTS OF HCCH

    From the date hereof until the occurrence of the earlier of (i) the Closing or (ii) the termination of this Agreement pursuant to Section 8.1 hereof, HCCH agrees that, except as otherwise permitted with the written consent of Shareholders, which consent shall not be unreasonably withheld:

    SECTION 5.1 CONDUCT OF HCCH. HCCH and its Subsidiaries shall in all material respects conduct their business in the ordinary course PROVIDED, HOWEVER, THAT nothing in this Agreement shall be construed to prohibit or otherwise restrain HCCH in any manner from acquiring other businesses or substantially all of the assets thereof. Without limiting the generality of the foregoing, from the date hereof until the Closing, except as contemplated hereby or previously disclosed by HCCH to Shareholders in writing:

    (a) HCCH will not adopt or propose any change in its Certificate of Incorporation or Bylaws;

    (b) HCCH will not take any action that would result in a failure to maintain the trading of HCCH Common Stock on the NYSE; and

    (c) HCCH will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

    SECTION 5.2 ACCESS TO FINANCIAL AND OPERATION INFORMATION. HCCH will give the Companies, their counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of HCCH and its Subsidiaries, will furnish to the Companies, their counsel, financial advisors, auditors and other authorized representatives such financial and operating data such as persons may reasonably request and will instruct HCCH's employees, counsel and financial advisors to cooperate with the Companies in their investigation of the business of HCCH and its Subsidiaries and in the planning for the combination of the businesses of the Companies and HCCH following the consummation of the transaction hereunder and will furnish promptly to the Companies copies of all reports, schedules, registration statements, correspondence and other documents filed with or delivered to the SEC, PROVIDED that no investigation pursuant to this Section shall affect any representation or warranty given by HCCH to the Companies or the Shareholders hereunder. In addition, if requested by the Companies following the public announcement of this Agreement, HCCH will cooperate in arranging joint meetings among representatives of HCCH and the Companies and persons with whom HCCH maintains business relationships. All requests for information made pursuant to this Section shall be directed to the President of HCCH or such person as may be designated by him in writing.

    SECTION 5.3 MAINTENANCE OF BUSINESS. HCCH will use its reasonable efforts to carry on its business, keep available the services of its officers and employees and preserve its relationships with those of its customers, suppliers, licensors and others having business relationships with it that are material to its business in substantially the same manner as it has prior to the date hereof. If HCCH becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any material customer, supplier, licensor or others having business relationships with it, it will promptly bring such information to the attention of the Companies in writing.

    SECTION 5.4 COMPLIANCE WITH OBLIGATIONS. HCCH and its Subsidiaries shall each use its reasonable best efforts to comply in all material respects with (i) all applicable federal, state, local and foreign laws, rules and regulations, (ii) all material agreements and obligations, including its respective charter and bylaws, by which it, its properties or its assets may be bound, and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to HCCH and its Subsidiaries and their respective properties or assets; except to the extent that the failure to comply with matters in clauses (i), (ii) and (iii) would not have a Material Adverse Effect on HCCH.

    SECTION 5.5 NOTICES OF CERTAIN EVENTS. HCCH shall, upon obtaining knowledge of any of the following, promptly notify the Companies of:

    (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with this Agreement;

    (b) any notice or other communication from any governmental or regulatory agency or authority in connection with this Agreement; and

    (c) any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against HCCH or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.11 or which relate to the consummation of the transactions contemplated in this Agreement.

    SECTION 5.6 NOTICE TO AFFILIATES. HCCH shall, at least 30 days prior to the Closing Date, cause to be delivered to each person HCCH believes to be an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, of HCCH a notice informing such persons of restrictions on transfer resulting from the transactions hereunder being accounted for as a pooling-of-interests in accordance with generally accepted principles and all published rules, regulations and policies of the SEC.

                                      ARTICLE VI

                  COVENANTS OF HCCH, THE COMPANIES AND SHAREHOLDERS

    From the date hereof until the occurrence of the earlier of (i) the Closing or (ii) termination of this Agreement pursuant to Section 8.1 hereof, each of the Shareholders, where applicable, the Companies and HCCH agree that:

    SECTION 6.1 ADVICE OF CHANGES. It will promptly advise the others in writing (i) of any event known to any of its executive officers or the Shareholders occurring subsequent to the date of this Agreement that in its reasonable judgment renders any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue, inaccurate or misleading in any material respect and (ii) of any Material Adverse Change in the business condition of the party.

    SECTION 6.2 REGULATORY APPROVALS. It shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be requested in connection with the consummation of the transactions hereunder. Each party shall use its reasonable best efforts to obtain all such authorizations, approvals and consents.

    SECTION 6.3 ACTIONS CONTRARY TO STATED INTENT. It shall not, from or after the date hereof and either before or after the Closing, take any action that would prevent the transactions hereunder from qualifying as a reorganization under Section 368(a) of the Code or prevent the business combination to be effected by the transactions hereunder from being accounted for as a pooling-of-interests under generally accepted accounting principles. Each of HCCH and the Companies and the Shareholders shall use its reasonable best efforts to cause its affiliates not to take any action that would preclude the ability of HCCH to account for the business combination to be effected by the transactions hereunder as a pooling-of-interests.

    SECTION 6.4 CERTAIN FILINGS. Each of the Shareholders, the Companies and HCCH shall cooperate with one another:

    (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; and

    (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

    SECTION 6.5 COMMUNICATIONS. Neither the Companies, any Shareholder nor HCCH will furnish any communication outside of their respective companies, if the subject matter thereof relates to the transactions contemplated by this Agreement and is not in the ordinary course of business, without the prior approval of the other of them as to the content thereof, which approval shall not be unreasonably withheld; PROVIDED that the foregoing shall not be deemed to prohibit any disclosure required by any applicable law or rule of the NYSE.

    SECTION 6.6 SATISFACTION OF CONDITIONS PRECEDENT. HCCH, the Companies and each Shareholder will use its reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

    SECTION 6.7 TAX COOPERATION. HCCH, the Companies and the Shareholders shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes or fees which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Closing.

                                     ARTICLE VII

                                CONDITIONS TO CLOSING

    SECTION 7.1 CONDITIONS TO OBLIGATIONS OF HCCH. The obligations of HCCH hereunder are subject to the fulfillment or satisfaction, on and as of the Closing Date, of each of the following conditions (any one or more of which may be waived by HCCH, but only in a writing signed by HCCH):

    (a) The representations and warranties of the Companies and each Shareholder contained in Article II shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date (except to the extent a representation or warranty speaks specifically as of an earlier date and except for changes contemplated by this Agreement) and the Companies and each Shareholder shall have provided HCCH with a certificate executed by the President and the Secretary of the Companies or individually, as the case may be, dated as of the Closing Date, to such effect.

    (b) The Companies and each Shareholder shall have performed and complied in all material respects with all of the covenants contained herein on or before the Closing Date, and HCCH shall receive a certificate to such effect signed by the President and Chief Financial Officer or individually, as the case may be.

    (c) Except as set forth in the Southern/ACA Disclosure Schedule and acceptable to HCCH, there shall have been no Material Adverse Change in the Companies since December 31, 1996.

    (d) HCCH shall have received from (i) each person or entity who may be deemed to be an affiliate of the Companies a duly executed Affiliates Agreement and (ii) each Shareholder, the written agreement contemplated to be entered into by such person pursuant to this Agreement and such agreements shall remain in full force and effect.

    (e) All written consents, assignments, waivers or authorizations, other than Governmental Authorizations, that are required for the continuation in full force and effect of any material contracts or leases of the Companies shall have been obtained.

    (f) HCCH shall have received a written opinion from its counsel to the effect that the transactions hereunder will qualify as a tax-free reorganization within the meaning of Section 368 of the Code. In preparing such opinion, counsel may rely on (and to the extent reasonably required, the parties and their shareholders shall make) reasonable representations related thereto.

    (g) HCCH shall have received the opinion of counsel to the Companies and the Shareholders in form and substance satisfactory to HCCH.

    (h) All underwriting agreements of the Companies in force on the date hereof shall be in force on the Closing Date, except for such agreements which have been replaced with agreements of similar like and kind.

    (i) Thomas shall be alive and not, in any way, Disabled. For purposes of this Agreement, Thomas shall be deemed to be "Disabled" if he is unable to engage in any substantial portion of his regular duties for the Companies by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

    (j) At HCCH's election, HCCH shall have received a report addressed to it from Coopers & Lybrand L.L.P. confirming that the Companies qualify as an entity that may be party to a business combination for which the pooling-of-interest method of accounting is available and that the transactions contemplated hereby will qualify for pooling-of-interests treatment under generally accepted accounting principles and all published rules, regulations, and policies of the SEC.

    (k) The Companies shall have delivered to HCCH their unaudited balance sheet and their unaudited income statement for each of the most recent fiscal year end.

    (l) The Companies shall have earned no less than $318,000 after taxes for the fiscal year ended December 31, 1996 and on a pro-forma combined basis, as reasonably determined by HCCH, be expected to earn at least $476,000 after taxes for the year ended December 31, 1997.

    (m) Shareholders shall have transferred all the Southern Common Stock and ACA Common Stock to HCCH, free and clear of all Liens and encumbrances, with transfer taxes, if any, paid by Shareholders. No claim shall have been filed, made or threatened by any person or entity asserting that he, she, or it is entitled to any part of the Share Payment for the Southern Common Stock or ACA Common Stock.

    (n) On or prior to the Closing Date, the Companies and Shareholders shall have furnished HCCH with evidence of such consents as the Companies or Shareholders shall know, or HCCH shall determine, to be required to enable HCCH to continue to enjoy the benefit of any lease, license, permit, contract or other agreement or instrument to or of which the Companies are a party or beneficiary and which can, by its terms (with consent) and consistent with applicable law, be so enjoyed after the transfer of the Southern Common Stock and ACA Common Stock to HCCH. If there is in existence any lease, governmental license, permit or contract that by its terms or applicable law, expires, terminates, or is otherwise rendered invalid upon the transfer of the Southern Common Stock or ACA Common Stock to HCCH, and such lease, license, permit, or contract is required in order for the business of the Companies to continue to be conducted following the transfer of each Company's Common Stock in the same manner as conducted previously, HCCH shall have obtained, or been furnished by Shareholders an equivalent of, that lease, license, permit, or contract effective as of and after the Closing Date.

    (o) HCCH shall have received resignations of all persons who are officers or directors of the Companies immediately prior to the Closing.

    (p) HCCH shall have received general releases in favor of the Companies and HCCH executed by each Shareholder and any such other officers or directors of the Companies as HCCH may designate. Those releases will not relate to rights or obligations arising under this Agreement.

    (q) HCCH shall have received possession on the premises of each of the Companies of all corporate, accounting, business and tax records of each such Company.

    (r) The form and substance of all actions, proceedings, instruments and documents required to consummate the transactions contemplated by this Agreement shall have been satisfactory in all reasonable respects to HCCH and HCCH's counsel.

    SECTION 7.2 CONDITIONS TO OBLIGATIONS OF THE COMPANIES AND SHAREHOLDERS. The Companies' and each Shareholder's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing Date, of each of the following conditions (any one or more of which may be waived, but only in a writing signed by such party):

    (a) The representations and warranties of HCCH set forth herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date (except to the extent a representation or warranty speaks specifically as of an earlier date and except for changes contemplated by this Agreement) and HCCH shall have provided the Companies with a certificate executed by the President and the Chief Financial Officer of HCCH, dated as of the Closing Date, to such effect. For the purposes of determining the accuracy of the representations and warranties of HCCH, any change or effect in the business of HCCH that results in substantial part as a consequence of the public announcement or pendency of the intended acquisition of the Companies by HCCH shall not be deemed a Material Adverse Change or Material Adverse Effect or other breach of representation or warranty with respect to HCCH.

    (b) HCCH shall have performed and complied with all of its covenants contained herein in all material respects on or before the Closing Date, and the Companies shall receive a certificate to such effect signed by HCCH's President and Chief Financial Officer.

    (c) Except as set forth in the HCCH Disclosure Schedule, there shall have been no Material Adverse Change in HCCH since the HCCH Balance Sheet Date.

    (d) The Companies shall have received from Winstead Sechrest & Minick P.C., counsel to HCCH, an opinion in form and substance satisfactory to the Shareholders.

    (e) Thomas shall have received a letter from HCCH specifying the terms of his continued employment with the Companies including provision for a salary of $150,000 per year. Such letter of employment shall also include provisions for reimbursement of reasonable business related travel and entertainment expenses, consistent with that provided to other HCCH officers.

    (f) Each of the Shareholders shall agree to a three year non-compete provision beginning for those who are officers or directors of the Companies upon their ceasing to be employed by HCCH or the Companies and, for all others, from the Closing Date.

    (g) The form and substance of all actions, proceedings, instruments and documents required to consummate the transactions contemplated by this Agreement shall have been satisfactory in all reasonable respects to Shareholders and their counsel.

    SECTION 7.3 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of the parties hereunder are subject to the fulfillment, on and as of the Closing Date, of each of the following conditions (any one or more of which may be waived by such parties, but only in a writing signed by such parties):

    (a) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated or enforced (and not repealed, superseded or otherwise made inapplicable) by any court or governmental authority which prohibits the consummation of the transactions hereunder (each party agreeing to use its reasonable best efforts to have any such order, decree or injunction lifted).

    (b) There shall have been obtained any and all Governmental Authorizations, permits, approvals and consents of securities or "blue sky" commissions of any jurisdiction and of any other governmental body or agency, that may reasonably be deemed necessary so that the consummation of the transaction contemplated by this Agreement will be in compliance with applicable laws, the failure to comply with which would have a Material Adverse Effect on HCCH, the Companies, or would be reasonably likely to subject any of HCCH, the Companies or any of their respective directors or officers to penalties or criminal liability.

                                     ARTICLE VIII

                               TERMINATION OF AGREEMENT

    SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

    (a) By the mutual consent of the Boards of Directors of HCCH and the Shareholders of Southern and Aviation holding two-thirds of the outstanding shares.

    (b) By either the Board of Directors of HCCH or the Shareholders of Southern and Aviation holding two-thirds of the outstanding shares if there has been a material breach by the other of any representation or warranty contained in this Agreement, which in either case cannot be, or has not been, cured within 15 days after written notice of such breach is given to the party committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph (c) below.

    (c) By either the Board of Directors of HCCH or the Shareholders of Southern and Aviation holding two-thirds of the outstanding shares if all conditions of Closing required by Article VII hereof have not been met or waived by September 30, 1997; provided, however, that neither HCCH nor the Shareholders, shall be entitled to terminate this Agreement pursuant to this subparagraph (c) if such party is in willful and material violation of any of its representations, warranties or covenants in this Agreement.

    (d) If any governmental authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions hereunder and such order, decree, ruling or other action shall have become final and nonappealable.

    (e) By the Board of Directors of HCCH, if Thomas shall have become Disabled or shall have died.

    SECTION 8.2 EFFECT OF TERMINATION. Upon termination of this Agreement pursuant to this Article VIII, this Agreement shall be void and of no effect and shall result in no obligation of or liability to any party or their respective directors, officers, employees, agents or shareholders, other than the obligations pursuant to the Confidentiality Agreement previously entered into by the parties hereto, unless such termination was the result of an intentional breach of any representation, warranty or covenant in this Agreement, in which case the party who breached the representation, warranty or covenant shall be liable to the other party for damages, and all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement.

                                      ARTICLE IX

                                   CLOSING MATTERS

    SECTION 9.1 THE CLOSING. Subject to termination of this Agreement as provided in Article VIII above, the closing of the transactions provided for herein (the "Closing") will take place at the offices of Winstead Sechrest & Minick P.C., 910 Travis Street, Suite 1700, Houston, Texas 77002 at 10:00 a.m., Houston Time on August 5, 1997, or, if all conditions to Closing have not been satisfied or waived by such date, such other place, time and date as the Shareholders and HCCH may mutually select (the "Closing Date").

                                      ARTICLE X

                                 INDEMNIFICATION AND
                           REMEDIES, CONTINUING COVENANTS

    SECTION 10.1 AGREEMENT TO INDEMNIFY. Subject to the limitations set forth in this Article X and except as set forth in Section 10.2, each Shareholder, severally and Pro Rata (as hereinafter defined), will indemnify and hold harmless HCCH and its respective officers, directors, agents and employees, and each person, if any, who controls or may control HCCH within the meaning of the Securities Act (hereinafter in this Section 10.1 and in Section 10.2 below referred to individually as a "Southern/ACA Indemnified Person" and collectively as the "Southern/ACA Indemnified Persons") from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees, net of any recoveries under insurance policies, recoveries from third parties, and tax savings known to the Southern/ACA Indemnified Persons at the time of making of claims hereunder (hereafter in this Section 10.1 referred to as "HCCH Damages"), arising out of any misrepresentation or breach of or default under any of the representations, warranties, covenants or agreements given or made in this Agreement or any certificate or exhibit delivered by or on behalf of the Companies or any of the Shareholders pursuant hereto. "Pro Rata" for purposes of this Article X with respect to each Shareholder shall mean the proportion that such Shareholder's holdings of the Companies Common Stock as of immediately prior to the Closing bears to the total shares of the Companies Common Stock held by all Shareholders as of immediately prior to the Closing. The indemnification provided for in this Section 10.1 will not apply unless and until the aggregate HCCH Damages for which one or more Southern/ACA Indemnified Persons seeks indemnification exceeds $50,000 in the aggregate, in which event the indemnification provided for will include all HCCH Damages (a franchise deductible) up to the Maximum Shareholder Liability (as hereinafter defined). The Southern/ACA Indemnified Persons are only entitled to be reimbursed for the actual indemnified expenditures or damages incurred by them for the above described losses. Such Southern/ACA Indemnified
Persons are not entitled to consequential, special, or other speculative or punitive categories of damages. In seeking indemnification for HCCH Damages under this Section 10.1 following the Closing, the Southern/ACA Indemnified Persons' remedy will be limited to receiving up to that number of shares of HCCH Common Stock determined by dividing (a) the amount of the HCCH Damages by (b) the closing sale price of HCCH's Common Stock on the New York Stock Exchange on the Closing Date (the "Closing Date Price"), provided, however, that irrespective as to the number of claims asserted by the Southern/ACA Indemnified Persons and the amount of the HCCH Damages for which indemnification is sought, any such Shareholder, in the aggregate, shall under no circumstances be required to make indemnification payments beyond the Closing Date Price multiplied by the number of shares of HCCH Common
Stock received by such Shareholder at the time of Closing (the "Maximum Shareholder Liability"). Notwithstanding anything to the contrary set forth herein, in the event that at the time of the resolution of any such indemnification claim, such Shareholder does not hold the number of shares of HCCH Common Stock (including any shares otherwise acquired at any time before or after the Closing or at any time after any claim is made for indemnification) necessary to settle any indemnification claim, then such Shareholder shall pay in cash or other immediately available funds the cash equivalent of the remainder of his in-stock indemnification obligations under this Section 10.1 up to his Maximum Shareholder Liability. In lieu of HCCH Common Stock, any Shareholder shall have the option to pay in cash or other immediately available funds the cash equivalent of all or any part of his in-stock Maximum Shareholder Liability.

    SECTION 10.2    INDEMNIFICATION WITH RESPECT TO TAXES AND ENVIRONMENT.
In addition to the indemnification provided in Section 10.1 above, each Shareholder, severally and Pro Rata hereby specifically agrees individually to indemnify and hold harmless the Indemnified Persons from and against all HCCH Damages, whenever incurred, arising out of (a) any Taxes arising out of or relating to the business of the Companies, and (b) any liability, including any Environmental Liabilities, arising out of the violation of any Environmental Laws or the use of any Hazardous Substances incurred on any Company Property Leases or resulting from the ownership of any real estate by any Shareholder or the Companies which results in liability to any of the Companies or HCCH.

    SECTION 10.3 HCCH AGREEMENT TO INDEMNIFY. Subject to the limitations set forth in this Article X, from and after the Closing, HCCH will indemnify and hold harmless the Shareholders (hereinafter in this Section 10.3 referred to individually as an "HCCH Indemnified Person" and collectively as "HCCH Indemnified Persons") from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees, net of any recoveries under insurance policies, recoveries from third parties and tax savings known to HCCH Indemnified Persons at the time of making a claim hereunder (hereafter in this Section 10.3 referred to as the "Shareholders' Damages") arising out of any misrepresentation or breach of or default under any of the representations, warranties, covenants and agreements given or made by HCCH in this Agreement or any certificate or exhibit delivered by or on behalf of HCCH pursuant hereto. In seeking indemnification for the Shareholders'
Damages under this Section 10.3 following the Closing, the HCCH Indemnified Person's remedy will be limited to receiving up to that number of shares of HCCH Common Stock determined by dividing (a) the amount of the Shareholders' Damages by (b) the Closing Date Price; provided, however, that irrespective of the number of claims asserted by HCCH Indemnified Persons hereunder in the amount of the Shareholders' Damages for which indemnification is sought, HCCH, in the aggregate, shall under no circumstances be obligated to make an indemnification payment hereunder beyond that number of shares of HCCH Common Stock equal to the total number of shares of HCCH Common Stock provided to the Shareholders on the Closing Date (the "Maximum HCCH Liability"). The indemnification provided for in this Section 10.3 will not apply unless and until the aggregate Shareholders' Damages for which one or more HCCH
Indemnified Person seeks indemnification exceeds $50,000 in the aggregate, in which event the indemnification provided for will include all Shareholders' Damages (a franchise deductible) up to the Maximum HCCH Liability. The HCCH Indemnified Persons are only entitled to be reimbursed for the actual indemnified expenditures or damages incurred by them for the above described losses. Such HCCH Indemnified
Persons are not entitled to consequential, special, or other speculative or punitive categories of damages.

    SECTION 10.4 APPOINTMENT OF REPRESENTATIVE. Subject to the successorship provisions of this Section 10.4, Thomas (the "Representative") is hereby irrevocably appointed as the attorney-in-fact and representative of the interests of the Shareholders for all purposes of this Agreement, and notice is hereby given thereof to HCCH and, without independent verification, HCCH may rely upon Representative's undertakings in such capacity. The Representative shall have full and irrevocable authority on behalf of the Shareholders, and shall promptly and completely exercise such authority in a timely fashion to:

    (a) participate in, represent and bind the Shareholders in all respects with respect to any arbitration or legal proceeding relating to this Agreement, including, without limitation, the defense and settlement of any matter, and the calculation thereof for every purpose thereunder, consent to jurisdiction, enter into any settlement, and consent to entry of judgment, each with respect to any or all of the Shareholders;

    (b) receive, accept and give notices and other communications relating to this Agreement;

    (c) take any action that the Representative deems necessary or desirable in order to fully effectuate the transactions contemplated by this Agreement;

    (d) execute and deliver any instrument or document that the Representative deems necessary or desirable in the exercise of his authority under this Section 10.4; and

    (e)  waive the fulfillment of any condition or conditions to the Closing.

    Those Shareholders who, as of the Closing Date, hold a majority of the Companies Common Stock may, at any time and by written action delivered to HCCH, remove the Representative or any successor thereto, but such removal shall be effective only upon the replacement of such Representative or successor by a new Representative designated, by written notice delivered to HCCH, by those Shareholders who, as of the date hereof hold a majority of the Companies Common Stock, PROVIDED, however, that any such notice shall be effective upon actual receipt by HCCH. Any such written notice shall be delivered to HCCH in accordance with the notice provisions set forth in
Section 12.3 hereof. If any Representative shall have died, become incapacitated or unable to serve, those Shareholders who, as of the date hereof, hold a majority of the Companies' Common Stock shall promptly designate by written notice delivered to HCCH, a replacement Representative.
Any costs and expenses incurred by the Representative in connection with actions taken pursuant to or permitted by this Section 10.4 will be borne by the Shareholders and paid or reimbursed to the Representative.

    The foregoing authorization is granted and conferred in consideration for the various agreements and covenants of HCCH contained herein. In consideration of the foregoing, and subject to the successorship provisions of this Section 10.4, this authorization granted to the Representative shall be irrevocable and shall not be terminated by any act of any of the Shareholders or by operation of law, whether by death or incompetence of any Shareholder or by the occurrence of any other event except the termination of this Agreement pursuant to Section 8.1 hereof. If after the execution hereof any such Shareholder shall die or become incompetent, the Representative is nevertheless authorized and directed to exercise the authority granted in this Section 10.4 as if such death or incompetence had not occurred and regardless of notice thereof. The Representative shall have no liability to any Shareholder for any act or omission or obligation hereunder, provided that such action or omission is taken by the Representative in good faith and without willful misconduct.

    SECTION 10.5 SURVIVAL OF REPRESENTATIONS. Unless the right to enforce the breach of any representation, warranty, covenant or agreement is required to terminate at an earlier time in order to maintain the appropriate pooling-of-interest accounting treatment, the right to enforce the breach of each representation, warranty, covenant and agreement set forth in this Agreement will remain operative and in full force and effect until the filing by HCCH pursuant to the rules and regulations of the Exchange Act of the first Form 10-K following the Closing (the last date of such applicable period of not more than one year being herein called the "Final Date"), regardless of any investigation made by or on behalf of the parties to this Agreement, upon which Final Date such representations, warranties, covenants and agreements shall expire and be of no further force and effect. The indemnification referred to and set forth in Section 10.2 shall survive until a final resolution of such claim is effective. Any litigation or other action of any kind arising out of or attributable to a breach of any representation, warranty, covenant or agreement contained in this Agreement, except as set forth in Section 10.2, must be commenced prior to the Final Date. If not so commenced prior to the Final Date, any claims or indemnifications brought under this Article X will thereafter conclusively be deemed to be waived regardless of when such claim is or should have been discovered. Any such claim for indemnification brought under this Article X, brought before the Final Date, shall survive until a final resolution of such claim is effective. As set forth herein, no investigation by any party hereto into the business, operations and conditions of the other party shall diminish in any way the effect of any representation or warranty made by any such party in this Agreement or shall relieve any party of any of its obligations under this Agreement.

    SECTION 10.6    PROCEDURE FOR INDEMNIFICATION; THIRD PARTY CLAIMS.

    (a) Promptly after receipt by an indemnified party under this Article X of notice of a claim against it for indemnification brought under this
Article X (a "Claim"), the indemnified party will, if a claim is to be made against an indemnifying party, give prompt written notice to the indemnified party of the Claim, but the failure to promptly notify the indemnified party will not relieve the indemnified party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudice by the indemnifying party's failure to give such prompt notice. Such notice shall contain a description in reasonable detail of facts upon which such Claim is based and, to the extent known, the amount thereof.

    (b) If any Claim referred to in this Article X is made by a third party against an indemnified party and such indemnified party gives written notice to the indemnifying party of the Claim, the indemnifying party will be entitled to participate in the defense of Claim and, to the extent that it wishes to assume the defense of the Claim and, after written notice from the indemnifying party to the indemnified party of its election to assume the defense of the Claim, the indemnifying party shall assume such defense and will not be liable to the indemnified party under this Article X for any fees of other counsel or any other expenses with respect to the defense of the Claim in each case subsequently incurred by the indemnified party in connection with the defense of the Claim.

                                      ARTICLE XI

                            POST-CLOSING COVENANTS OF HCCH

    SECTION 11.1 LISTING OF HCCH COMMON STOCK. HCCH shall cause the shares of HCCH Common Stock to be issued hereunder to be approved for listing on the NYSE within sixty (60) days of the Closing.

    SECTION 11.2 EMPLOYEE MATTERS. HCCH agrees that all employees of the Companies that remain employed after the Closing shall, within reasonable time following the Closing, be entitled to receive the same benefits to which other employees of HCCH are entitled to receive and shall be entitled to participate in HCCH's Employee Benefit Plan provided such employees have satisfied the plan's eligibility requirements.

    SECTION 11.3 PRESIDENCY OF SOUTHERN. As soon as practicable after the Closing, HCCH shall elect Thomas as President of Southern.

                                     ARTICLE XII

                                    MISCELLANEOUS

    SECTION 12.1 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

    SECTION 12.2 FEES AND EXPENSES. Until otherwise agreed by the parties, each party shall bear its own fees and expenses, including counsel fees and fees of brokers and investment bankers contracted by such party, in connection with the transaction contemplated hereby.

    SECTION 12.3 NOTICES. Whenever any party hereto desires or is required to give any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States registered or certified mail, postage prepaid, or sent by prepaid overnight courier or confirmed telecopier, addressed as follows:

    HCCH:

         HCC Insurance Holdings, Inc.
         13403 Northwest Freeway
         Houston, Texas  77040-6094
         Telecopy: (713) 462-2401
         Attention: Frank J. Bramanti, President

    With copies (which shall not constitute notice) to:

         Winstead Sechrest & Minick P.C.
         910 Travis, Suite 1700 (until August 23, 1997 - then Suite 2400) Houston, Texas 77002
         Telecopy: (713) 951-3800 (until August 23, 1997 - then (713) 650-2400)
         Attention: Arthur S. Berner, Esq.

    the Companies and all Shareholders:

         Truman A. Thomas, III
         c/o Southern Aviation Insurance Underwriters, Inc.
         5616 Clifford Circle
         Birmingham, Alabama  35210

    With copies (which shall not constitute notice) to:

         Burr & Forman, L.L.P.
         420 North 20th Street, Suite 3100
         Birmingham, Alabama  35203
         Telecopy:  (205) 458-5100
         Attention:  Lee Thuston

    Such communications shall be effective when they are received by the addressee thereof. Any party may change its address for such communications by giving notice thereof to other parties in conformity with this Section. In the event Thomas is no longer the Representative, such successor Representative's address shall be the address for the Shareholders.

    SECTION 12.4 GOVERNING LAW. The internal laws of the State of Texas (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any dispute, claim, or cause of action arising hereunder shall lie exclusively in the state courts of Harris County, Texas or, if federal jurisdiction can be acquired, in the United States District Court for the Southern District of Texas, sitting in Harris County, Texas.

    SECTION 12.5 BINDING UPON SUCCESSORS AND ASSIGNS, ASSIGNMENT. This Agreement and the provisions hereof shall be binding upon each of the parties, their permitted successors and assigns. This Agreement may not be assigned by any party without the prior consent of the others.

    SECTION 12.6 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

    SECTION 12.7 ENTIRE AGREEMENT. This Agreement and the other agreements and instruments referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between parties with respect hereto.

    SECTION 12.8 AMENDMENT AND WAIVERS. Any amendment or waiver affecting the Shareholders shall be valid if consented to in writing by Shareholders holding a majority of the shares of each Company's Common Stock (i) if given or made prior to the Closing, such majority as determined as of the date of such amendment or waiver, and (ii) if given or made at or after the Closing, such majority as determined immediately prior to the Closing. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by those persons as provided in this Section 12.8. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default, unless such waiver so expressly states. At any time before the Closing, this Agreement may be amended or supplemented by the Companies, the Shareholders or HCCH with respect to any of the terms contained in this Agreement.

    SECTION 12.9 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

    SECTION 12.10 CONSTRUCTION OF AGREEMENT. A reference to an Article, Section or an Exhibit shall mean an Article of, a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

    SECTION 12.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as signatories.

    SECTION 12.12 NO THIRD PARTY BENEFICIARIES. Any agreement to perform any obligation herein contained, express or implied, shall be only for the benefit of HCCH, the Companies, the Shareholders and their permitted successors and assigns, and such agreements shall not inure to the benefit of an obligee, whomever, it being the intention of the undersigned parties that no one shall be or be deemed to be a third party beneficiary under this Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       "HCC INSURANCE HOLDINGS, INC."


                                       By:   /s/ Frank J. Bramanti
                                          -------------------------------------
                                       Name:     Frank J. Bramanti
                                       Title:    President


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               SIGNATURE PAGE OF ACQUISITION AGREEMENT

                              "SOUTHERN AVIATION INSURANCE
                                UNDERWRITERS, INC."


                              By:   /s/ Truman A. Thomas, III
                                 ----------------------------------------------
                              Name:     Truman A. Thomas, III
                              Title:    President


                              "AVIATION CLAIMS ADMINISTRATORS, INC."


                              By:  /s/ John D. Young
                                 ----------------------------------------------
                              Name:  John D. Young
                              Title: President


                              "SHAREHOLDERS"

                                   /s/ Truman A. Thomas, III
                                 ----------------------------------------------
                                   Truman A. Thomas, III



                                   /s/ Donald J. Barker
                                 ----------------------------------------------
                                   Donald J. Barker



                                   /s/ Alexander D. Hahn
                                 ----------------------------------------------
                                   Alexander D. Hahn



               SIGNATURE PAGE OF ACQUISITION AGREEMENT

                                     EXHIBIT "A"



I. For the shares of Southern - 168,750 shares of HCCH Common Stock to be distributed as follows:

-----------------------------------------------------------------------
-----------------------------------------------------------------------
                              % OF SOUTHERN                HCCH STOCK
NAME                           STOCK OWNED               TO BE RECEIVED
----                           -----------               --------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
Truman A. Thomas, III                  71.2%             120,150 Shares
-----------------------------------------------------------------------
-----------------------------------------------------------------------
Alexander D. Hahn                      25.0%              42,187 Shares
-----------------------------------------------------------------------
-----------------------------------------------------------------------
Donald J. Barker                        3.8%               6,413 Shares
-----------------------------------------------------------------------
-----------------------------------------------------------------------

II. For the shares of ACA - 56,250 shares of HCCH Common Stock to be distributed as follows:


-----------------------------------------------------------------------
-----------------------------------------------------------------------
                                % OF ACA                   HCCH STOCK
NAME                           STOCK OWNED               TO BE RECEIVED
----                           -----------               --------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
Truman A. Thomas, III                  70.0%              39,375 Shares
-----------------------------------------------------------------------
-----------------------------------------------------------------------
Alexander D. Hahn                      25.0%              14,062 Shares
-----------------------------------------------------------------------
-----------------------------------------------------------------------
Donald J. Barker                        5.0%               2,813 Shares
-----------------------------------------------------------------------
-----------------------------------------------------------------------

                          SOUTHERN/ACA DISCLOSURE
                                  SCHEDULE

SECTION 2.6-SUBSIDIARIES AND JOINT VENTURES:

     Southern Aviation Insurance Underwriting Services, Inc., an Alabama corporation, is a wholly owned subsidiary of Southern.

SECTION 2.7-SOUTHERN FINANCIAL STATEMENTS:

     None.

SECTION 2.8-ABSENCE OF CERTAIN CHANGES:

     None.

SECTION 2.9-NO UNDISCLOSED LIABILITIES:

     None.

SECTION 2.10-LITIGATION:

     None.

SECTION 2.12-TAXES:

     None.

SECTION 2.13-EMPLOYEE BENEFIT PLANS, ERISA:

     1. Split Dollar Insurance Agreement between Southern Aviation Insurance Underwriters, Inc. and Truman A. Thomas, III covering Insurance Policy No. 932812478 issued by Metropolitan Life Insurance Company on Truman A. Thomas, III.

     2. Split Dollar Assignment Metropolitan Life Insurance Company between Truman A. Thomas, III and Southern Aviation Insurance Underwriters, Inc.

     3. Life Insurance Policy issued by Protective Life Insurance Company, Policy No. PLO566575, insuring life of Truman A. Thomas, III, owner-Truman A. Thomas, III.

     4. American Pioneer Life Insurance Company, Group Policy No. 3360000, $10,000 Life Insurance Policy for certain employees.

     5. Liberty Mutual Worker's Compensation Policy No. WCI-355-2575611-016 (Southern).

     6. Blue Cross and Blue Shield of Alabama, Group Health Benefit Plan, Group No. 21592 (Southern).

     7. Blue Cross and Blue Shield of Alabama, Group Dental Plan, Group No. 21592 (Southern).

SECTION 2.14-MATERIAL AGREEMENTS:

     1. Split Dollar Insurance Agreement between Southern Aviation Insurance Underwriters, Inc. and Truman A. Thomas, III covering Insurance Policy No. 932812478 issued by Metropolitan Life Insurance Company on Truman A. Thomas, III.

     2. Split Dollar Assignment Metropolitan Life Insurance Company between Truman A. Thomas, III and Southern Aviation Insurance Underwriters, Inc.

     3. The Cincinnati Insurance Company, Policy No. CPP045 42 91 Commercial Property Coverage, Commercial Inland Marine, Commercial Crime, Building and Commercial Property, Builder's Risk, Condominium Association, Condominium Commercial Unit - Owner's Standard Policy.

     4.   Liberty Mutual Worker's Compensation Policy No. WCI-35S-257564-016.

     5. Aviation Claims Administrators, Inc. Gulf Insurance Company Insurance Services Professionals Errors and Omissions Liability Insurance Policy, Policy No. IG6503095.

     6. Commercial Lease, dated January 1, 1996 between T & O Racing, Inc., as Lessor and Southern Aviation Insurance Underwriters, Inc., as Lessee for 8200 square feet of office space located at 5616 Clifford Circle, Birmingham, Alabama 35210.

     7. Claim Service Contract dated June 20, 1994 between Aviation Claims Administrators, Inc. and Northern American Speciality Insurance Company.

     8. Commercial lease, dated January 1, 1996 between T & O Racing, Inc., as Lessor and Aviation Claims Administrators, Inc. as Lessee for 1800 square feet of office space located at 5616 Clifford Circle, Birmingham, Alabama 35210.

     9. Note between Southern and First Commercial Bank dated October 8, 1993 for the principal sum of $24,575.00:

          a.    Collateral - 1993 Ford Explorer.

    10. Note between Southern and First Commercial Bank dated November 18, 1994 for the principal sum of $43,640.75:

          a. Security Agreement (Chattel Mortgage) dated September 17, 1992 for $43,640.75;
          b. Collateral-Security Agreement (Chattel Mortgage) dated November 18, 1994; Continuing Guaranty Agreement dated September 17, 1992 executed by Truman A. Thomas, III.

    11. Note between Southern and First Commercial Bank dated September 17, 1992 for the Principal Sum of $125,035.00:

          a.    Aircraft Chattel Mortgage dated September 17, 1996 for
                $125,035.00.

    12. Note between Southern and First Commercial Bank dated November 8, 1996 for the principal sum of $162,880.71:

          a.    Security Agreement dated November 8, 1996 for $162,880.71.

    13. Note between Southern and First Commercial Bank dated December 17, 1996 for the principal sum of $185,035.00:

          a.    Security Agreement (Accounts) dated March 22, 1994;
          b. Continuing Guaranty Agreement dated September 17, 1992 executed by Truman A. Thomas, III.

    14. Unlimited Continuing Guaranty between Southern and First Commercial Bank (executed by Truman A. Thomas, III as Guarantor) dated May 29, 1997 for the principal sum of $200,075.00.

    15. Note between ACA and First Commercial Bank dated June 27, 1996 for the principal sum of $125,035.00:

          a.    Aircraft Chattel Mortgage dated June 27, 1995;
          b. Collateral - Continuing Guaranty Agreement dated June 27, 1995 executed by Truman A. Thomas, III.

    16. Hangar Lease, dated February 24, 1995, between Airsouth, L.L.C. and Southern Aviation Insurance Underwriters, Inc.

    17. Oral Hangar Lease between Airsouth, L.L.C. and Aviation Claims Administrators, Inc. for hangar space at St. Clair County Airport, St. Claim County, Alabama.

SECTION 2.19-TRADEMARKS, TRADENAMES, ETC.:

    None.